UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Christopher & Banks Corporation
(Name of Registrant as Specified In Its Charter)

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Christopher & Banks Corporation
2400 Xenium Lane North
Plymouth, Minnesota 55441

To Our Stockholders:

Christopher & Banks Corporation is holding a Virtual Annual Meeting of Stockholders ("Annual Meeting") on Thursday, June 26, 2014 at 1:00 p.m. Central Time. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CBK2014. You will need to provide your 12-digit control number that is on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail.

The following pages include a formal notice of the Annual Meeting and the proxy statement. The proxy statement describes and provides information on the matters to be acted on at the Annual Meeting. It is important that your shares be represented at the meeting, regardless of whether you plan to attend the meeting. Please vote your shares as soon as possible through the voting options available to you as described in the proxy statement.

On behalf of management and our Board of Directors, we thank you for your continued support of Christopher & Banks Corporation and I encourage you to join us at the Annual Meeting.

Sincerely,

LuAnn Via
President and Chief Executive Officer

Christopher & Banks Corporation
2400 Xenium Lane North
Plymouth, Minnesota 55441

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME:	1:00 p.m. Central Time on Thursday, June 26, 2014

PLACE:	Virtual meeting at www.virtualshareholdermeeting.com/CBK2014

ITEMS OF BUSINESS:	1.	To elect eight directors as nominated by our Board of Directors to each serve a one-year term.

	2.	To approve the compensation of our named executive officers.

	3.	To approve the Christopher & Banks Corporation 2014 Stock Incentive Plan.

	4.	To approve the Christopher & Banks Corporation 2014 Annual Incentive Plan.

	5.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2015.

	6.	To conduct other business that properly comes before the Annual Meeting or any adjournment of the Annual Meeting.

ANNUAL REPORT AND PROXY STATEMENT:	A copy of our proxy statement and annual report is available at https://materials.proxyvote.com/171046.

DATE OF MAILING OR AVAILABILITY:	This Notice of Annual Meeting of Stockholders and the proxy statement are first being mailed or made available, as the case may be, to stockholders on or about May 13, 2014.

RECORD DATE:	You may vote at the Annual Meeting if you were a stockholder of record of Christopher & Banks Corporation as of the close of business on May 1, 2014.

PROXY VOTING:	Your vote is important to us. You may vote via proxy:

	1.	By visiting www.proxyvote.com on the Internet;

	2.	By calling (within the U.S. or Canada) toll-free at 1-800-690-6903; or

	3.	By signing and returning the enclosed proxy card if you received paper copies of the proxy materials.

As we have for the past several years, we are furnishing proxy materials to certain stockholders over the Internet. On May 13, 2014, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials ("Notice of Availability") containing instructions on how to access our 2014 proxy statement and annual report and vote online. If you received the Notice of Availability and would like to receive a copy of the printed proxy materials, the Notice of Availability contains instructions on how you can request copies of these documents. Please vote your shares promptly to ensure that they are represented at the meeting.

For the Board of Directors

Luke R. Komarek
Secretary

PROXY STATEMENT SUMMARY

2014 ANNUAL MEETING OF STOCKHOLDERS

Date and Time: June 26, 2014, 1:00 p.m. Central Time

Virtual Meeting Webcast: www.virtualshareholdermeeting.com/CBK2014

Record Date: May 1, 2014

MEETING AGENDA AND BOARD RECOMMENDATIONS

	Item	Board Recommendation	Page Reference
1.	Election of eight director nominees.	FOR All Director Nominees	6
2.	Advisory vote on executive compensation.	FOR	43
3.	Approval of the 2014 Stock Incentive Plan.	FOR	45
4.	Approval of the 2014 Annual Incentive Plan.	FOR	51
5.	Ratification of KPMG LLP as our independent registered public accounting firm for Fiscal 2014.	FOR	54

CORPORATE GOVERNANCE

Christopher & Banks understands that corporate governance practices change and evolve over time. We seek to adopt and use practices that we believe will be of value to our stockholders and will positively aid in the governance of the Company. Some of our current governance practices include the following.

Annual election of all directors.	Average Board attendance of 91% at meetings during Fiscal 2013.
Majority voting and a director resignation policy for directors in uncontested elections.	Executive sessions of independent directors held regularly.
Independent Board Chair.	Company policy prohibits pledging and hedging of Company stock.
Seven of eight directors are independent.	No stockholders rights plan (poison pill).
Our directors are limited to service on four public company boards (three if also serving as a CEO). Current average is less than two.	Annual Board and committee self-assessments.
Stock ownership guidelines for directors and officers.	Average Board tenure is less than five years.

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DIRECTOR NOMINEES

Our Board of Directors has nominated eight directors for election at the Annual Meeting. Please see "Item 1 - Election of Directors" beginning on page 6 of this proxy statement for additional information about each nominee.

		Director Since			Committee Memberships			Other Current Public Boards
Name	Age		Position	Independent	AC	CC	G&NC
Mark A. Cohn	57	2006	Chairman and Chief Executive Officer of Third Season, LLC	Yes	—	C	M	1
Anne L. Jones	68	2000	Chief Executive Officer of Jones Consulting Group, Inc.	Yes	—	M	C	—
David A. Levin	63	2012	President and Chief Executive Officer of Destination XL Group, Inc.	Yes	—	M	—	1
William F. Sharpe, III	51	2012	Partner and Managing Director of Quetico Partners, LLC	Yes	M	M	—	—
Paul L. Snyder	65	2010	Chair of the Board of Directors; Former Midwest Area Managing Partner for KPMG	Yes	M	—	M	—
Patricia A. Stensrud	66	2012	President of A&H Manufacturing	Yes	M	—	M	1
LuAnn Via	60	2012	President & Chief Executive Officer of Christopher & Banks Corporation	No	—	—	—	1
Lisa W. Wardell	44	2011	Executive Vice President & Chief Operating Officer of The RLJ Companies	Yes	C	—	—	2

AC Audit Committee	C Chair
CC Compensation Committee	M Member
G&NC Governance & Nominating Committee

ITEM 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking stockholders to approve on an advisory basis our named executive officer compensation. The Board recommends a FOR vote because it believes that our compensation policies and practices have been designed to achieve pay-for-performance and alignment with stockholder interests, and appropriately balances these goals with the goal of attracting, motivating, rewarding and retaining our executives. Additional information regarding the advisory vote may be found beginning on page 43.

ITEM 3 - APPROVAL OF THE 2014 STOCK INCENTIVE PROGRAM

We are asking stockholders to approve the material terms of a new stock incentive program for our executive officers and employees. The current stock plan expires in April 2015. Additional information regarding the 2014 Stock Incentive Plan may be found beginning on page 45.

ITEM 4 - APPROVAL OF THE 2014 ANNUAL INCENTIVE PROGRAM

We are asking stockholders to approve the 2014 Annual Incentive Plan for purposes of tax deductibility rules for "performance-based" compensation. Additional information regarding the 2014 Annual Incentive Plan may be found beginning on page 51.

ITEM 5 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Though not required, as a matter of good governance, we are asking stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for Fiscal 2014. Additional information regarding this item may be found beginning on page 54.

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PROXY STATEMENT
FOR THE
2014 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 26, 2014

The Board of Directors (the "Board") of Christopher & Banks Corporation (the "Company", "we", "us" and "Christopher & Banks") is soliciting proxies for use at the Christopher & Banks Corporation 2014 Virtual Annual Meeting of Stockholders ("Annual Meeting") to be held at 1:00 p.m. Central Time on Thursday, June 26, 2014, and at any adjournment or postponement of the meeting. The proxies are being solicited for the following purposes:

1.              To elect eight directors as nominated by the Board to each serve a one-year term;

2.              To approve the compensation of our named executive officers (the "Say-on-Pay Proposal");

3.              To approve the Christopher & Banks Corporation 2014 Stock Incentive Plan ("2014 Stock Plan");

4.	To approve the Christopher & Banks Corporation 2014 Annual Incentive Plan ("2014 AIP");

5.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2015; and

6.              To conduct other business that properly comes before the meeting or any adjournment of the meeting.

Under rules adopted by the Securities and Exchange Commission ("SEC"), we are providing certain of our stockholders with the 2014 Annual Meeting proxy materials over the Internet, rather than sending printed copies of those materials through the mail. A Notice of Availability is being mailed to all of our stockholders, except those who have previously provided instructions to receive paper copies of our proxy materials, which materials are being emailed to them as described below. The Notice of Availability contains instructions on how stockholders may access our 2014 proxy statement and annual report and vote their shares. The Notice also contains instructions on how to request our proxy materials in printed form or by email, at no charge, if a stockholder so desires.

Our Board is soliciting your proxy to be used at the Annual Meeting. When you sign the proxy card, you appoint LuAnn Via, our President, Chief Executive Officer and a director; Peter G. Michielutti, our Chief Financial Officer; and Luke R. Komarek, our General Counsel, as your representatives at the Annual Meeting. One or all of these individuals, or a substitute if necessary, will vote your shares at the Annual Meeting as you have instructed them on the proxy card. If you sign and deliver your proxy card, but you do not provide voting instructions, your proxy representative will vote in favor of the eight nominees for director and, subject to applicable rules and regulations, in favor of the other four proposals, and with respect to any other matter that may be presented at the Annual Meeting, in the discretion of the proxy representative. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you complete, sign and return your proxy card in advance of the Annual Meeting.

We will begin mailing the Notice of Availability or the proxy materials to our stockholders on or about May 13, 2014.

Important Notice Regarding the Availability of Proxy Materials for the

Virtual Stockholder Meeting to be Held on June 26, 2014:

Our proxy statement and 2014 Annual Report to Stockholders are available at https://materials.proxyvote.com/171046.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, holders of our common stock will be asked to vote on the following proposals:

1.	election of eight directors as nominated by the Board to each serve a one-year term;

2.	approval of the Say-on-Pay Proposal;

3.	approval of the 2014 Stock Plan;

4.	approval of the 2014 AIP;

5.	ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2015; and

6.	to transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

Will any other business be considered at the meeting?

Our by-laws provide that a stockholder may present a proposal at the Annual Meeting that is not included in this proxy statement only if proper written notice was received by us. No stockholder has given the timely notice required by our by-laws in order to present a proposal at the Annual Meeting. Our Board does not intend to present any other matters for a vote at the Annual Meeting.

Who is entitled to attend and vote at the Annual Meeting?

All stockholders who own shares of Christopher & Banks common stock, par value $0.01 per share (the "Common Stock") at the close of business on May 1, 2014 (the "Record Date"), or their duly appointed proxies, may attend the Annual Meeting or any adjournments or postponements thereof at www.virtualshareholdermeeting.com/CBK2014.

Holders of our common stock at the close of business on the Record Date are entitled to vote at our Annual Meeting. As of May 1, 2014, 36,426,797 shares of our common stock were outstanding and entitled to vote.

How many votes do I have?

You have one vote for each share of our common stock that you owned on the Record Date.

How many votes may be cast by all stockholders?

A total of 36,426,797 votes may be cast at the Annual Meeting with respect to each proposal, consisting of one vote for each share of our common stock outstanding as of the Record Date. There is no cumulative voting for the election of directors.

How many shares must be present to hold the Annual Meeting?

In accordance with our by-laws, shares equal to a majority of the voting power of the outstanding shares of our common stock entitled to vote as of the Record Date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the Annual Meeting if:

•	you are present and vote in person at the Annual Meeting;

•	you have properly and timely submitted your vote as described below under "How do I vote my shares?"; or

•
you hold your shares in street name, as described below, and you do not provide voting instructions and your broker, bank, trust or other nominee uses its discretion to vote your shares on the ratification of the selection of our independent registered public accounting firm.

If a quorum is not present or represented at the Annual Meeting, the stockholders and proxies entitled to vote will have the power to adjourn the Annual Meeting, without notice other than an announcement at that time, until a quorum is present or represented.

What is a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your "proxy vote". Three of our executive officers have been designated as proxies for the Annual Meeting. Those executive officers are LuAnn Via, Peter G. Michielutti and Luke R. Komarek.

What is a proxy statement?

It is a document that we are required to give you, in accordance with regulations of the SEC, when we ask you to designate proxies to vote your shares of our common stock at an annual meeting of our stockholders. The proxy statement includes information regarding the matters to be acted upon at the Annual Meeting and certain other information required by the regulations of the SEC and the rules of the New York Stock Exchange ("NYSE").

What is the difference between a "stockholder of record" and a "street name" holder?

If your shares are registered directly in your name, you are considered the "stockholder of record" with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in "street name". Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under "How do I vote my shares?".

How do I vote my shares?

Stockholders of Record. If you are a stockholder of record, you may vote in the following ways:

•
By Internet. You may submit your proxy by going to www.proxyvote.com and following the instructions on how to complete an electronic proxy card. If you vote by Internet, you do not need to return a proxy card by mail. You will need the 12-digit control number included on your Notice of Availability or your proxy card in order to vote by Internet. Internet voting via www.proxyvote.com is available 24 hours a day until 11:59 p.m., New York time, on June 25, 2014.

•
By Telephone. You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. If you vote by telephone, you do not need to return a proxy card by mail. You will need the 12-digit control number included on your Notice of Availability or your proxy card in order to vote by telephone. Telephone voting is available 24 hours per day. To be valid, your vote by telephone must be received by 11:59 p.m., New York time, on June 25, 2014.

•
By Mail. If you have received a printed copy of the proxy materials from us by mail, you may vote by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the proxy card in the envelope provided to us. To be valid, your vote by mail must be received by us by 11:59 p.m., New York time, on June 25, 2014.

•	At the Annual Meeting. You can vote your shares during the Annual Meeting via the Internet by following the instructions at www.virtualshareholdermeeting.com/CBK2014.

Beneficial Owners. If you are a beneficial owner, you may vote by submitting voting instructions to your broker or other nominee holding your shares. You should follow the instructions in the Notice of Availability or voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may be voted via the Internet at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares.

The Internet and telephone voting procedures are designed to verify stockholder' identities, allow them to give voting instructions and confirm that their instructions have been recorded properly. Stockholders voting through the Internet should be aware that they may incur costs to access the Internet and that these costs will be at the expense of the stockholder.

Your vote is important, and we encourage you to vote promptly.

What does it mean if I receive more than one Notice of Availability or proxy card?

If you receive more than one Notice of Availability, proxy card or voting instruction form, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, you will need to be sure to vote once for each account.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by Internet and do not specify how you want to vote your shares, we will vote your shares:

•	FOR the election of each of the eight nominees to the Board;

•	FOR the approval of the Say-on-Pay Proposal;

•	FOR the adoption of the 2014 Stock Plan;

•	FOR the adoption of the 2014 AIP; and

•	FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2015.

When voting by telephone, stockholders can choose to submit their vote on each proposal or to vote per the Board's recommendation.

Note: If you are a street name holder and fail to instruct your broker, bank, trust or other nominee how you want to vote your shares on a particular matter, those shares are considered to be "uninstructed". NYSE rules determine the circumstances under which member brokers of the NYSE may exercise discretion to vote "uninstructed" shares held by them on behalf of their clients who are street name holders. The applicable NYSE rules permit brokers to exercise discretion to vote uninstructed shares with respect to the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm. The rules do not permit member brokers to exercise discretion with respect to (i) the proposal to elect directors, (ii) the proposals to approve the 2014 Stock Plan and the 2014 AIP, or (iii) the Say-on-Pay Proposal. If the broker, bank, trust or other nominee is not permitted to exercise discretion, the uninstructed shares will be referred to as "broker non-votes". For more information regarding the effect of broker non-votes on the outcome of the vote, see below under "How are votes counted?".

Your vote is very important. We urge you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters to be considered at the Annual Meeting.

Can I revoke my proxy and change my vote?

Yes, you may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting. You may revoke your proxy and change your vote by:

•	submitting a later-dated and properly executed proxy card to our Corporate Secretary at the Company's address listed above, which must be received by us before the time of the Annual Meeting;

•	by delivering a written notice of revocation to our Corporate Secretary at the Company's address listed above, which must be received by us before the time of the Annual Meeting; or

•	by attending the Annual Meeting and voting. Your attendance at the Annual Meeting will not by itself revoke a proxy that you have previously submitted.

If you voted through the Internet or by telephone, you may vote again over the Internet or by telephone up until 11:59 p.m. Eastern Time on Wednesday, June 25, 2014.

What vote is required to approve each item of business included in the Notice of Availability?

To be elected in an uncontested election, a director must receive a majority of the votes cast by holders of the outstanding shares of our Common Stock, present, in person or by proxy, at the Annual Meeting and who are entitled to vote on the election of directors. This means that the number of shares voted “FOR” a director must exceed the number of shares voted “Against” that director. In a contested election (an election in which the number of nominees for director is greater than the number of directors to be elected), the vote standard will be a plurality of votes cast.
With respect to the approval of the 2014 Stock Plan, the approval of the 2014 AIP, ratification of the appointment of KPMG LLP as our independent registered public accounting firm and the Say-on-Pay Proposal, the affirmative vote of the holders of a majority of the votes cast by the holders of the outstanding shares of our Common Stock present, in person or by proxy, and entitled to vote at the 2014 Annual Meeting is required for the approval of those proposals.
How are votes counted?

You may vote “FOR”, “AGAINST” or “ABSTAIN” for each nominee for the Board and on each of the other proposals.
If you submit your proxy but abstain from voting on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. If you abstain from voting for one or more of the directors, this will have no effect on the election of those directors; however, directors must receive a majority of the votes cast to be elected (meaning the number of shares voted “For” a director must exceed the number of shares voted “Against” that director). If you abstain from voting on the approval of the 2014 Stock Plan, the approval of the 2014 AIP, ratification of the appointment of KPMG LLP as our independent registered public accounting firm or the Say-on-Pay Proposal, this will also have no effect on those proposals.
Broker “non-votes” on any matter will not be considered as being present and entitled to vote for purposes of calculating the vote on such matter.

How does the Board of Directors recommend that I vote?

We are asking for your vote on the following proposals:

•	election of eight directors: Mark A. Cohn, Anne L. Jones, David A. Levin, William F. Sharpe, III, Paul L. Snyder, Patricia A. Stensrud, LuAnn Via and Lisa W. Wardell;

•	a non-binding Say-on-Pay advisory vote on the Company’s executive compensation program;

•	approval of the Christopher & Banks Corporation 2014 Stock Incentive Plan;

•	approval of the Christopher & Banks Corporation 2014 Annual Incentive Plan; and

•	ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending January 31, 2015.

Our Board of Directors recommends that you vote “FOR” each of the nominees to the Board of Directors; “FOR” the Say-on-Pay Proposal; “FOR” approval of The Christopher & Banks Corporation 2014 Stock Incentive Plan; “FOR” approval of The Christopher & Banks Corporation 2014 Annual Incentive Plan; and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending January 31, 2015. We are not aware of any other matters that will be voted on at the 2014 Annual Meeting. If any other business properly comes before the meeting, however, the persons named as proxies for stockholders will vote on those matters in a manner they consider appropriate.

Where can I find the voting results of the meeting?

We expect to announce preliminary voting results at the Annual Meeting. We plan to publish the final voting results in a Current Report on Form 8-K ("Form 8-K") filed within four business days of the Annual Meeting. If final voting results are not available within the four business day timeframe, we plan to file a Form 8-K disclosing preliminary voting results within the required four business days, to be followed as soon as practicable by an amendment to the Form 8-K containing the final voting results.

Who will count the votes?

Broadridge Financial Solutions will count the votes and act as the inspector of election.

How can I attend the Annual Meeting?

All of our stockholders are invited to attend the Annual Meeting by participating at www.virtualshareholdermeeting.com/CBK2014 and providing your 12-digit control number that is on your Notice of Availability or on your proxy card if you receive materials by mail. If you hold your shares in street name, you must request a legal proxy from your broker or nominee to attend and vote at the Annual Meeting.

What happens if the Annual Meeting is postponed or adjourned?

If the Annual Meeting is postponed or adjourned, your proxy will remain valid and may be voted when the Annual Meeting is convened or reconvened. You may change or revoke your proxy until it is voted.

Will your independent registered public accounting firm participate in the Annual Meeting?

Yes. Our independent registered public accounting firm is KPMG LLP. A representative of KPMG LLP will be present at the Annual Meeting, available to answer any questions you may have and will have the opportunity to make a statement.

Are members of the Board required to attend the Annual Meeting?

Directors are encouraged, but not required, to attend the Annual Meeting. Seven of our nine then-current Board members attended the 2013 Annual Meeting.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners of shares held in street name. We have retained The Proxy Advisory Group, LLC to assist in the solicitation of proxies for a fee of approximately $13,500 plus associated costs and expenses. We also will reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.

We are soliciting proxies primarily by mail. In addition, proxies may be solicited by telephone or facsimile, or personally by our directors, officers and regular employees. These individuals will receive no compensation (other than their regular salaries or director fees) for these services.

ITEM 1 — ELECTION OF DIRECTORS

Our Board of Directors currently has eight members. All of the current directors' terms expire as of the Annual Meeting.

All of the current members of the Board, Mark A. Cohn, Anne L. Jones, David A. Levin, William F. Sharpe, III, Paul L. Snyder, Patricia A. Stensrud, LuAnn Via and Lisa W. Wardell, have been nominated by the Board upon the recommendation of the Governance and Nominating Committee for election to the Board to serve until the 2015 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Each of the nominees has agreed to serve as a director if elected. If, for any reason, any nominee becomes unable to serve before the election, the persons named as proxies will vote your shares for a substitute nominee if one is selected by the Board. Alternatively, the Board, at its option, may reduce the number of directors that are nominated for election.

The Company’s by-laws require directors to be elected by the majority of votes cast with respect to such director in uncontested elections (meaning, the number of shares voted “For” a director must exceed the number of votes cast “Against” that director). In a contested election (an election in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

Under the Company’s by-laws, if an incumbent director is not elected by majority vote in an uncontested election, the director will promptly tender his or her resignation to the Board of Directors. The Governance and Nominating Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors will act on the resignation, taking into account the Governance and Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days following certification of the election results. If such incumbent director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting and until his or her successor is duly elected or his or her earlier resignation or removal.

Board Recommendation

The Board recommends a vote FOR the election of Mark A. Cohn, Anne L. Jones, David A. Levin, William F. Sharpe, III, Paul L. Snyder, Patricia A. Stensrud, LuAnn Via and Lisa W. Wardell. Proxies will be voted FOR the election of the eight nominees, unless otherwise specified.

Below is biographical information for each of the director nominees.

Director Nominees for Terms Ending in 2015

Mark A. Cohn, 57, has served as one of our directors since October 2006. Mr. Cohn is currently the Chairman and Chief Executive Officer of Third Season, LLC, a company founded as an incubator of micro-consumer marketing companies, a position he has held since founding the company in 2003. During 2010, he was also the Managing Director and Chief Executive Officer of Dorado Ocean Resources Limited, a deep ocean mining company. From 2003 to 2009, he served as Chief Executive Officer of Second Act, an e-commerce company focused on the resale of consumer electronics. Mr. Cohn served as Chairman, President and Chief Executive Officer of Intelefilm Corporation from October 2001 to August 2002. Mr. Cohn was founder and Chief Executive Officer of Damark International, Inc., a consumer catalog company, from its inception in 1986 until February 2001. Mr. Cohn currently serves as a governor of Twin Cities Power Holdings, LLC.

Mr. Cohn has significant business expertise, having successfully founded and taken public Damark International, Inc. and having served as its Chief Executive Officer for over 15 years. Over the last quarter century he has gained experience in, among other areas, consumer direct merchandising and marketing, including e-commerce, catalog, direct response television and print segments. His experience as a chief executive officer of two publicly held companies and as a board member at a number of public, private and non-profit companies provides him a valuable perspective on many of the issues the Company faces and positions him well to serve as a member of our Board and the Compensation Committee, which he chairs.

Anne L. Jones, 68, has served as one of our directors since January 2000. Since 1979, Ms. Jones has served as Chief Executive Officer of Jones Consulting Group, Inc., an organizational and strategic planning consulting firm serving public and private companies. In 2000, Ms. Jones partnered to form BancPlan, LLC and developed an internet-based strategic assessment tool to assist the banking industry in the strategic planning process. Ms. Jones served as President and Chief Executive Officer of BancPlan LLC from 2000 to 2005. Prior to that, Ms. Jones served in various sales and product development capacities with IBM Corporation ("IBM") from 1968 to 1979. Ms. Jones serves as Vice Chair on the board of the Jones Family Foundation, Red Wing, Minnesota, a position she has held since January 2000.

Ms. Jones has significant business, sales, product development and management experience, which she attained through her various roles and responsibilities at IBM and as Chief Executive Officer of BancPlan, LLC. She is a successful entrepreneur who has founded two private companies and she currently leads her own organizational and strategic planning consulting firm, working with both public and privately held companies of various sizes. Ms. Jones' service as a director at the Company for more than ten years, as well as at a variety of non-profit and civic organizations, together with her business background, provides business, governance, organizational and strategic planning expertise to our Board and makes her a valued member of the Compensation Committee, and the Governance and Nominating Committee, which she chairs.

David A. Levin, 63, has served as one of our directors since May 2012. Mr. Levin is currently the President and Chief Executive Officer of Destination XL Group, Inc. ("DLXG"), the largest specialty retailer of big and tall men's apparel, a position he has held since April 2000. From 1999 to 2000, he served as the Executive Vice President of eOutlet.com. Mr. Levin was President of Camp Coleman, a division of The Coleman Company, from 1998 to 1999. Prior to that, Mr. Levin was

President of Parade of Shoes, a division of J. Baker, Inc., from 1995 to 1997. Mr. Levin was also President of Prestige Fragrance & Cosmetics, a division of Revlon, Inc., from 1991 to 1995. Mr. Levin currently serves on the board of DLXG.

Mr. Levin has over 30 years of experience in the retail industry, including more than ten years of operational experience as Chief Executive Officer of DLXG, which provides the Board with valuable insight into the marketing, merchandising and operational issues the Company faces. He also provides critical insight into the specialty retail business. Mr. Levin has public company experience, having been in both an executive and director role at DLXG for more than ten years, which experience positions him well to serve as a member of our Board and the Compensation Committee.

William F. Sharpe, III, 51, has served as one of our directors since May 2012. Since September 2009, Mr. Sharpe has served as a Partner and Managing Director of Quetico Partners, LLC, a boutique investment banking firm. From July 2007 to August 2009, he was Chief Operating Officer and a Managing Director of Lazard Middle Market, a subsidiary of Lazard, Ltd. which provides advice on mergers and acquisitions, restructuring, and public and private capital raising to the middle market, following the acquisition by Lazard, Freres & Company of Goldsmith Agio Helms & Lynner, LLC ("Goldsmith-Agio"). He was with Goldsmith-Agio, a private investment banking firm, from February 1998 to July 2007, most recently serving as Chief Operating Officer and Managing Director from 2002 to July 2007.

Mr. Sharpe brings considerable business, investment banking and corporate experience to our Board, having served as an investment banker to both public and private companies in multiple industries for approximately 15 years. In addition to his work experience, Mr. Sharpe also has a strong financial and educational background. Mr. Sharpe's experience as a board and committee member at both private and non-profit companies, together with his broad investment banking, corporate and financial background, positions him well to serve as a member of our Board, the Audit Committee and the Compensation Committee. Mr. Sharpe meets the definition of an "audit committee financial expert" as established by the SEC.

Paul L. Snyder, 65, has served as one of our directors since May 2010 and was elected as the Non-Executive Chair of our Board in January 2012. Mr. Snyder retired in 2009 after 39 years with KPMG, a global accounting firm, most recently serving as KPMG's Midwest Area Managing Partner in Chicago, Illinois from 2002 to 2009. He is also a past member of KPMG's United States Board of Directors, as well as KPMG's Americas Board of Directors.

Mr. Snyder brings to the Board extensive experience dealing with and overseeing the implementation of accounting principles and financial reporting rules and regulations. With his extensive business and management experience for 28 years as an audit partner at KPMG serving numerous public companies in various business sectors, Mr. Snyder provides relevant expertise on accounting, investment and financial matters. His service on private and non-profit company boards, together with his accounting and management experience, make him a valued addition to our Board, Audit Committee, and Governance and Nominating Committee, and an effective Non-Executive Chair. Mr. Snyder meets the definition of an "audit committee financial expert" as established by the SEC.

Patricia A. Stensrud, 66, has served as one of our directors since May 2012. Since May 2011, Ms. Stensrud has served as President of A&H Manufacturing, a worldwide package design and manufacturing company with operations in the United States, the People's Republic of China and the United Kingdom. From January 2006 to April 2011, she served as the founder and managing partner of Hudson Rivers Partners, LLC, a company focused on private real estate investment and advisory due diligence for various merger and acquisition initiatives. In November 2010, Ms. Stensrud co-founded The SilkRoute Strategists ("SilkRoute"), a consulting and advisory firm providing strategic branding development expertise in China. Ms. Stensrud served as President of the Women's Sportswear Division of Tommy Hilfiger USA in 2005 and as the Chief Executive Officer of the Victoria + Co Division of the Jones Apparel Group from 1991 to 2002. Ms. Stensrud currently serves on the board of Crown Crafts, Inc.

Ms. Stensrud brings considerable women's apparel and fashion accessories experience to our Board, having served as President of the Women's Sportswear Division of Tommy Hilfiger USA and Chief Executive Officer of the Victoria + Co Division of Jones Apparel Group. In addition, she has considerable business and management experience, having also held marketing and sales leadership positions at Avon, IBM and Hambrecht Terrell International, a retail architectural firm. She has gained extensive strategic advisory experience in acquisitions and brand development as a founder and principal for SilkRoute and Hudson River Partners and as a senior advisor to the Avalon Group, Ltd., an investment banking firm. Her extensive and broad experience, including her service on the boards of public, private and non-profit companies, provide her with valuable insight on a number of issues facing the Company and position her well to serve as a member of our Board, the Audit Committee, and the Governance and Nominating Committee.

LuAnn Via, 60, has served as our President and Chief Executive Officer ("CEO") and a director since November 2012. Ms. Via has over 30 years of retail experience in a variety of channels, including extensive executive, merchandise and product development responsibilities. From July 2008 until October 2012, Ms. Via served as President and Chief Executive Officer of Payless ShoeSource, Inc., a subsidiary of Collective Brands, Inc. Ms. Via also has specialty retail women's experience, having served at Charming Shoppes, Inc. as a Group Divisional President for both the Lane Bryant and Cacique brands from June 2007 to July 2008 and as President of Catherines Stores, Inc., a Charming Shoppes subsidiary, from January 2006 to June 2007. Ms. Via was at Sears Holding Company from 2003 to 2006 as a Vice President, General Merchandise Manager and, from 1998 to 2003, she was Senior Vice President, General Merchandise Manager of Product Development at Saks, Inc. She also has a variety of other executive, merchandising and product development experience, having previously worked at Federated Department Stores, The Shoebox/Shoe Gallery and Trade AM International, among others. Ms. Via currently serves on the board of MELA Sciences, Inc.

As President and Chief Executive Officer, Ms. Via is able to provide our Board with valuable insight regarding the Company's operations, its management team and associates as a result of her day-to-day involvement with the Company. Ms. Via's retail background and expertise make her uniquely well-qualified to serve on our Board. She provides valuable insight into the specialty retail business and plays a critical role in Board discussions regarding strategic planning and development for the Company, as well as day-to-day operational issues. Ms. Via also has public company experience through her service on the board of MELA Sciences, Inc.

Lisa W. Wardell, 44, has served as one of our directors since June 2011. Ms. Wardell has been the Executive Vice President and Chief Operating Officer of The RLJ Companies ("RLJ"), a diversified holding company with portfolio companies in the financial services, asset management, real estate, hospitality, professional sports, film production and gaming industries, since 2004. In her role at RLJ, Ms. Wardell has closed $60 million in automotive dealership acquisitions, served as the primary RLJ fundraiser for a $610 million money management fund and managed a hotel development project in West Africa. From February 2010 to October 2012, Ms. Wardell served as Chief Financial Officer of RLJ Acquisition, Inc., a special purpose acquisition company, which raised $140 million and completed the business combination of Image Entertainment, Inc. and Acorn Media Group to become RLJ Entertainment, Inc. Prior to joining RLJ, Ms. Wardell was a Principal at Katalyst Venture Partners, a private equity firm that invested in start-up technology companies in the media and communications industries, from 1999 to 2003. From 1998 to 1999, Ms. Wardell worked as a senior consultant for Accenture, a global management consulting, technology services and outsourcing company, in the company's communications and technology strategic services practice. From 1994 to 1996, Ms. Wardell was an attorney with the Federal Communications Commission, where she worked in the commercial wireless division, spectrum auction and allocations, and PCS and cellular. Ms. Wardell is a member of the bar in the District of Columbia and Georgia. Ms. Wardell currently serves on the boards of DeVry, Inc. and RLJ Entertainment, Inc.

Ms. Wardell brings extensive experience to the Board as a senior business executive in private equity, operations and strategy and financial analysis, including mergers and acquisitions. Her previous experience in a legal capacity with a federal regulatory agency gives her valuable perspective on the issues that come before the Board, including business, legal, financial and regulatory matters. In addition, her business background and experience as a board and committee member at both public and private companies provides her with valuable insight on a number of issues facing the Company and positions her well to serve as a member of our Board and the Audit Committee, which she chairs. Ms. Wardell meets the definition of an "audit committee financial expert" as established by the SEC.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

The Board conducts its business through meetings and written consents of the Board and the following standing committees: Audit, Compensation, and Governance and Nominating. Each of the standing committees has adopted and operates under a written charter, all of which are available on our website at www.christopherandbanks.com—select the "Investor Relations" link and then the "Corporate Governance" link. Other corporate governance documents available on our website include our Corporate Governance Guidelines and Code of Conduct.

Code of Conduct

We have adopted a Code of Conduct applicable to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer, controller and other employees performing similar functions.

Director Independence

Our Corporate Governance Guidelines provide that a majority of our directors shall meet the independence requirements of the NYSE. Under the NYSE rules, no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with us (directly, or as a partner, stockholder or officer of an organization that has a relationship with us).

In assessing the independence of our directors, the Board considers all of the business relationships between the Company and our directors and their respective affiliated companies. This review is based primarily on the Company's review of its own records and on responses of the directors to questions in a questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management. Where relationships exist, the Board determines whether the relationship between the Company and the directors or the directors' affiliated companies impairs the directors' independence.

After consideration of the directors' relationships with the Company, the Board has affirmatively determined, in accordance with the standards set forth in the Corporate Governance Guidelines, that none of the individuals serving as non-employee directors during Fiscal 2013 had a material relationship with us and that each of such non-employee directors (Mark A. Cohn, Morris Goldfarb, Anne L. Jones, David A. Levin, William F. Sharpe, III, Paul L. Snyder, Patricia A. Stensrud and Lisa W. Wardell) is independent.

Ms. LuAnn Via was not considered an independent director during her service on the Board during Fiscal 2013 because of her employment as our CEO.

Board Leadership Structure

The Board believes it is important to maintain flexibility in its board leadership structure and, therefore, has not mandated either the combination or separation of the positions of Chair of the Board and CEO. In 2005, we separated the two positions after the departure of our then CEO and Chair. Since that time, we have had a non-employee, independent director serve as Chair of the Board, other than from October 19, 2010 to January 10, 2011 when Larry C. Barenbaum was both Chair and Interim CEO. During this same period, Anne L. Jones served as our Lead Director. Given the demanding nature of both of the Chair and CEO positions, the Board believed, and continues to believe, that it is appropriate to have two different persons occupying each role. Our independent director Chair has the typical responsibilities of a Board Chair, including responsibility for setting Board agendas, chairing Board and stockholder meetings, liaising between the other members of the Board and members of senior management (including our CEO), and presiding over the sessions of Board meetings at which only the independent directors are present. Paul L. Snyder, one of our independent directors, has served as Chair of our Board since January 2012.

If in the future the two roles were to be combined, the Board believes it would likely appoint a lead independent director, given its view of the importance of strong independent leadership at the Board level.

Meetings of the Independent Directors

At both the Board and committee levels, our non-employee directors meet regularly in executive sessions in which our CEO and other members of management do not participate. Mr. Snyder, our Chair, serves as the presiding director of executive sessions of the Board, and the Chair of each committee serves as the presiding director at executive sessions of that committee. During Fiscal 2013, our non-employee directors met in executive sessions of the Board without management on four occasions and each of the Board's committees, on several or more occasions, held private sessions of the committee without management present.

Stock Ownership Guidelines

To provide a direct link between director and stockholders' interests, the Board has established stock ownership guidelines for non-employee directors. Each director is expected to achieve and maintain stock ownership of either (i) 20,000 shares or (ii) stock having a value in excess of $100,000 (approximately two times the annual cash retainer) by the third anniversary of the date he or she joined our Board. As of May 1, 2014, the Annual Meeting Record Date, all of the directors, including those with less than three years of service on the Board, met this stock ownership guideline and each director owned outright at least 30,555 shares of Company stock.

Term/Age Limits

The Board does not believe it is advisable to establish arbitrary term limits on a director's service. The Board has a mandatory retirement age under which the director must complete his or her term before age 76. The Board has the authority to renominate a director who has reached her or his 76th birthday for another term due to special or extraordinary circumstances as determined by the Board. As part of its responsibilities, the Governance and Nominating Committee evaluates each incumbent director's qualifications, performance and ability to continue to contribute productively before recommending the nomination of that director for an additional term.

Limitations on Board Service

Limitations on All Non-Employee Directors. Our Corporate Governance Guidelines provide that no member of the Board shall simultaneously serve on the board of directors of more than three public companies in addition to ours.

Limitations on Non-Employee Directors who are Chief Executive Officers of a Public Company. Our Corporate Governance Guidelines also provide that an independent director who is a chief executive officer of a public company shall not sit on the board of directors of more than three public companies as follows: (i) the Company; (ii) the company at which he or she serves as chief executive officer; and (iii) one other public company.

Limitations on the Company's Officers. Our Corporate Governance Guidelines further provide that an officer of the Company may not serve on the board of directors of a public company unless the Company's Board has reviewed and consented to, in advance, the officer serving on such board of directors.

A Company director is to notify the Chair of the Board prior to becoming a director of another public company, in order to avoid potential conflicts of interest and to address whether the aggregate number of directorships held by such director would interfere with his or her ability to carry out his or her responsibilities as one of our directors. In the event that the Board determines that the additional directorship constitutes a conflict of interest or interferes with such director's ability to carry out his or her responsibilities as one of our directors, such director, upon the request of the Board, shall either offer his or her resignation or not accept the other directorship.

As of the date of this proxy statement, all of the Company's director nominees were in compliance with the Corporate Governance Guidelines' limitations on board service.

Board Involvement in Risk Oversight

The Company's management is responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing the Company's risk exposures on a day-to-day basis. The Board's responsibility is to monitor the Company's risk management processes concerning the Company's material risks and evaluating whether management has processes in place to address these material risks; the Board is not responsible, however, for defining or managing the Company's various risks.

While the Board periodically reviews and discusses the overall risks the Company faces, as well as risk management and mitigation in the context of specific plans or projects being proposed or implemented, the Board also exercises its overall responsibility for risk oversight through its committees. The Audit Committee of the Board is primarily responsible for overseeing management's processes for managing financial and operational risk at the Company. The Audit Committee also has primary responsibility at the Board level with respect to overseeing the management of risks relating to the reliability of our financial reporting processes and system of internal control. In connection with that responsibility, the Audit Committee has sole authority to retain and terminate the independent auditor and is directly responsible for the overall compensation and oversight of the work of the independent auditor. The Audit Committee meets with management and the independent auditor to review and discuss the annual audited and quarterly unaudited financial statements and reviews the integrity of our accounting and financial reporting processes and audits of our financial statements.

Similarly, the Compensation Committee of the Board oversees risks associated with its areas of responsibility, including the risks associated with our compensation programs, policies and practices with respect to both executive compensation and compensation generally. The Compensation Committee has sole authority to retain and terminate its compensation consultants and is responsible for approving the overall compensation and oversight of the work of the compensation consultants. The Governance and Nominating Committee of the Board oversees risks associated with its areas of responsibility, including the risks associated with non-employee director compensation. In addition, the Governance and Nominating Committee periodically analyzes corporate governance practices in order to assist the Board in its risk oversight activities.

To keep the Board informed regarding the Company's risk management efforts, management periodically reports to the Audit Committee, as well as to the Board, on risk management and mitigation activities. In addition, at each regular Board meeting, the Chair of each Board committee reports to the full Board regarding the matters discussed at any committee meetings held since the prior committee report to the Board.

We believe that the Board's role in risk oversight of the Company is consistent with the Company's leadership structure, with the Chief Executive Officer and other members of management having responsibility for assessing and managing the Company's risk exposure, and the Board, through the leadership of our independent Chair, and its committees providing oversight in connection with those efforts.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

All of our directors and director nominees are encouraged to attend the annual meetings of our stockholders. Seven of our nine then-current directors attended the 2013 Annual Meeting of Stockholders.

The Board of Directors held six meetings during Fiscal 2013. Each of our current directors attended at least 91% or more of the aggregate number of the meetings of the Board (held during the period for which he or she had been a director) and meetings of the committees on which he or she served (held during the period for which he or she served).

Our Board has three committees: Audit, Compensation, and Governance and Nominating. As of May 1, 2014, the members and Chairs of those committees were:

Independent Directors	Audit	Compensation	Governance and Nominating
Mark A. Cohn		Chair	X
Anne L. Jones		X	Chair
David A. Levin		X
William F. Sharpe, III	X	X
Paul L. Snyder	X		X
Patricia A. Stensrud	X		X
Lisa W. Wardell	Chair

The Audit Committee

All Audit Committee members are "independent" under applicable NYSE listing standards and SEC rules and regulations. Our Board of Directors has determined that three members of the Audit Committee, Mr. Sharpe, Mr. Snyder and Ms. Wardell, meet the definition of an "audit committee financial expert" as established by the SEC, and that Ms. Stensrud, the fourth member of the Committee, meets the definition of "financially literate" as established by the SEC. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibilities relating to the quality and integrity of the financial reports of the Company. The Audit Committee has the sole authority to appoint, review and discharge our independent accountants, and has established procedures for the receipt, retention, response to and treatment of complaints regarding accounting, internal controls and audit matters. In addition, the Audit Committee is responsible for:

•	reviewing the scope, results, timing and costs of the audit with our independent accountants and reviewing the results of the annual audit examination and any accompanying management letters;

•
assessing the independence of the outside accountants on an annual basis, including receipt and review of a written report from the independent accountants regarding their independence consistent with the Independence Standards Board Standards;

•	reviewing and approving the services provided by the independent accountants;

•	overseeing the internal audit function; and

•	reviewing our significant accounting policies, financial results and earnings releases, and the adequacy of our internal controls and procedures.

The responsibilities of the Audit Committee are more fully described in the Committee's charter.

The Audit Committee held seven meetings during Fiscal 2013. The Audit Committee has engaged KPMG LLP as our independent registered public accountants for the fiscal year ending January 31, 2015 and is recommending that our stockholders ratify this selection at the Annual Meeting. The report of the Audit Committee is found on page 53 of this proxy statement.

The Compensation Committee

All Compensation Committee members are "independent" under applicable NYSE listing standards. The Compensation Committee assists the Board in fulfilling its oversight responsibilities relating to executive compensation, employee compensation and benefit programs and plans, and leadership development and succession planning. In addition, the Compensation Committee is responsible for:

•	reviewing the performance of our Chief Executive Officer;

•	determining the compensation and benefits for our Chief Executive Officer and other executive officers;

•	establishing our compensation policies and practices;

•	administering our incentive compensation and stock plans, other than the equity plan applicable to our non-employee directors (which is administered by the Governance and Nominating Committee); and

•	approving the adoption of material changes to or the termination of our benefit plans.

The Compensation Committee has delegated authority to the Chief Executive Officer and the Senior Vice President, Human Resources to make awards to newly hired or promoted employees with respect to participation in the current fiscal year's equity incentive program pursuant to guidelines approved by the Compensation Committee with respect to both the amount and type of awards such newly hired or promoted employees may be eligible to receive. This delegation expressly excludes the ability to make awards to the CEO and any of her direct management reports. It is also subject to an overall aggregate limit of 200,000 shares.

The Compensation Committee reviews and discusses with management the disclosures regarding executive compensation to be included in our annual proxy statement, and recommends to the Board inclusion of the "Compensation Discussion and Analysis" in our annual proxy statement. The responsibilities of the Compensation Committee are more fully described in the Committee's charter. For more information regarding the Compensation Committee's process in setting compensation and the role played by our Chief Executive Officer in compensation decisions, please see "Compensation Discussion and Analysis" below.

The Compensation Committee held six meetings during Fiscal 2013. The "Compensation Committee Report" is found on page 35 of this proxy statement.

Compensation Committee Interlocks and Insider Participation

Mr. Cohn, Ms. Jones, Mr. Levin and Mr. Sharpe served on the Compensation Committee in Fiscal 2013. None of the members of the Compensation Committee was or is an officer or employee of the Company. During Fiscal 2013, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee. Based on our review of the annual questionnaires completed by our directors and publicly-available information, we know of no relationship involving these individuals or our other directors which requires disclosure in this proxy statement as a "compensation committee interlock".

The Governance and Nominating Committee

All members of the Governance and Nominating Committee are "independent" under applicable NYSE listing standards. The Governance and Nominating Committee serves in an advisory capacity to the Board on matters of organization and the conduct of Board activities. The Governance and Nominating Committee is responsible for:

•	identifying and recommending candidates for service on the Board;

•	staying abreast of corporate governance developments;

•	reviewing and revising our Corporate Governance Guidelines;

•	leading the Board in its annual review of the performance of the Board and the Board's committees;

•	recommending members and the Chair for each Board committee;

•	periodically reviewing and making recommendations to the Board as to the size and composition of the Board and the criteria for selecting director nominees;

•	periodically reviewing and making recommendations to the Board regarding the role and responsibilities of the Board Chair;

•	periodically reviewing and making recommendations to the Board as to the cash and equity compensation of non-employee directors; and

•	periodically reviewing our Code of Conduct with our CEO and General Counsel to recommend any appropriate changes to the Board.

The responsibilities of the Governance and Nominating Committee are more fully described in the Committee's charter.

The Governance and Nominating Committee will consider Board nominees recommended by stockholders that are submitted in accordance with the process described below under the caption "Procedures for Recommending, Nominating and Evaluating Director Candidates".

The Governance and Nominating Committee held two meetings during Fiscal 2013.

Procedures for Contacting the Board

The Board has established a process for stockholders and other interested parties to send written communications to the Board, the non-management directors, a particular committee or to individual directors, as applicable. Such communications should be sent by U.S. mail addressed to:

Christopher & Banks Corporation Board of Directors
c/o Christopher & Banks Corporation
Attention: Corporate Secretary
2400 Xenium Lane North
Plymouth, MN 55441

The Board has instructed the Corporate Secretary to promptly forward all communications so received to the full Board, the non-management directors or the individual Board member(s) specifically addressed in the communication. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to the Audit Committee. Comments or questions regarding our compensation and benefit programs will be referred to the Compensation Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to the Governance and Nominating Committee.

Depending on the subject matter, the Company's Corporate Secretary will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example, where it is a request for information about our Company or if it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to a topic that is not relevant to the Board or a particular committee or is otherwise improper.

Procedures for Recommending, Nominating and Evaluating Director Candidates

Recommending Director Candidates for Nomination by the Board

The Governance and Nominating Committee will consider director candidates recommended by stockholders. A stockholder who wishes to recommend a director candidate for nomination by the Board at an annual meeting of stockholders or for vacancies of the Board that arise between annual meetings must provide the Governance and Nominating Committee with sufficient written documentation to permit a determination by the Board whether such candidate meets the required and desired director selection criteria set forth in our by-laws and our Corporate Governance Guidelines described below. Such documentation and the name of the director candidate should be sent by U.S. mail to:

Christopher & Banks Corporation Board of Directors
c/o Christopher & Banks Corporation
Attention: Corporate Secretary
2400 Xenium Lane North
Plymouth, MN 55441

Nominating Director Candidates

Under our by-laws, only persons nominated in accordance with the procedures set forth in the by-laws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a stockholder at the time you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the annual meeting at which your nominee will be considered. In accordance with our by-laws, stockholder director nominations must be made pursuant to notice delivered to or mailed and received at our principal executive offices at the address above, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days from such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made. Your notice must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors, or as otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The notice must contain (1) the name and address of the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made and (2) the class and number of shares owned by the stockholder and such beneficial owner.

Evaluating Director Candidates

Our Corporate Governance Guidelines require the Governance and Nominating Committee to consider several factors when evaluating the appropriate characteristics of candidates for service as a director. The Governance and Nominating Committee initially evaluates a prospective nominee based on his or her resume and other background information that has been provided to the Governance and Nominating Committee. At a minimum, director candidates must demonstrate high standards of ethics, integrity, independence, sound judgment, strength of character, and meaningful experience and skills in business or other appropriate endeavors. In addition to these minimum qualifications, the Governance and Nominating Committee considers other factors it deems appropriate based on the current needs and desires of the Board, including specific business and professional experience that is relevant to the Board's needs, including, but not limited to, Board diversity. A member of the Governance and Nominating Committee will contact, for further review, those candidates who the Governance and Nominating Committee believes are qualified, who may fulfill a specific Board need and who would otherwise best make a contribution to the Board. The Governance and Nominating Committee is responsible for conducting, with the assistance of the Corporate Secretary, and subject to applicable law, any inquiries into the background and qualifications of the candidate. Based on the information the Governance and Nominating Committee learns during this process, it determines which nominee(s) to recommend to the Board to submit for election. The Governance and Nominating Committee uses a comparable process for evaluating all director candidates, regardless of the source of the recommendation.

The Governance and Nominating Committee is authorized to use, as it deems appropriate or necessary, an outside consultant to identify and screen potential director candidates. No outside consultants were used in Fiscal 2013 to identify or screen potential director candidates. The Governance and Nominating Committee will reassess the qualifications of a current director, including the director's attendance and contributions at Board and committee meetings, prior to recommending a director for reelection.

Compensation Program for Non-Employee Directors

The Governance and Nominating Committee is responsible for reviewing director compensation and making recommendations to the Board. The recommendations of the Governance and Nominating Committee are based on industry and peer group data, independent third party comparisons of director compensation and the Company's past practices. Based on the Governance and Nominating Committee's recommendations, our Board determines the compensation of our directors on an annual basis. Directors who are our employees do not receive compensation for their service as directors.

For Fiscal 2013, non-employee directors received an annual cash retainer of $48,000 for service on our Board, pro-rated in the event the non-employee director did not serve the entire fiscal year. Paul L. Snyder, as Chair of the Board, received an additional $62,500. The cash retainer fees are paid quarterly in arrears.

The Chairs of the Audit, Compensation, and Governance and Nominating Committees each received a retainer for Fiscal 2013 of $13,500, $9,500 and $6,750, respectively. For Fiscal 2013, the other members of the Audit Committee received an additional retainer of $7,500, the other members of the Compensation Committee received an additional retainer of $5,250, and the other members of the Governance and Nominating Committee received an additional retainer of $3,750, all of which were paid quarterly in arrears.

In 2013, the Company's stockholders approved the 2013 Directors' Equity Incentive Plan (the "2013 Directors Plan"). The 2013 Directors Plan is administered by the Governance and Nominating Committee and the Board. They have broad powers to: (i) establish rules for the administration of the 2013 Directors Plan; (ii) select the participants in the 2013 Directors Plan; (iii) determine the types of awards to be granted and the number of shares covered by such awards; and (iv) set the terms and conditions of such awards.

In October 2008, the Board adopted the Christopher & Banks Corporation Non-Employee Director Deferred Stock Plan (the "Deferred Stock Plan"), which provides an opportunity for non-employee members of the Board to voluntarily defer receipt of shares of our common stock granted by the Company in connection with the performance of their services as a director in return for the right to receive such shares at a later date (such right considered a "stock unit"). When a director elects to defer shares and receives a stock unit reflecting such deferral and a cash dividend is subsequently paid on our shares of common stock, a cash payment that would have been payable on the number of shares equal to the number of stock units credited to that director's account is paid to such director on or about the dividend payment date. The Company last paid a dividend in October 2011.

In addition to the cash retainer, we also grant equity awards to our non-employee directors in order to further align their interests with those of our stockholders. Effective June 27, 2013, each non-employee director received shares of restricted stock issued under the 2013 Directors Plan approximating $69,999 in value based on the closing price of our stock on the NYSE on that date. The shares of restricted stock vest on the earlier of June 27, 2014 or the date of the 2014 Annual Meeting of Stockholders. No stock options were granted to non-employee directors in or for Fiscal 2013.

Non-Employee Director Compensation for Fiscal 2013

The following table sets forth the cash and non-cash compensation awarded to or earned by each person who served as a non-employee director during Fiscal 2013.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Mark A. Cohn	61,250	69,999	—	—	131,249
Morris Goldfarb(4)	25,500	—	—	—	25,500
Anne L. Jones	60,000	69,999	—	—	129,999
David A. Levin	53,250	69,999	—	—	123,249
William Sharpe	60,750	69,999	—	—	130,749
Paul L. Snyder	121,750	69,999	—	—	191,749
Patricia A. Stensrud	57,750	69,999	—	—	127,749
Lisa W. Wardell	61,500	69,999	—	—	131,499

(1)	The amounts in this column consist of cash fees paid to the non-employee directors as described in "Compensation Program for Non-Employee Directors" above.

(2)                    Effective on June 27, 2013, following her or his election as a director at the Company's 2013 Annual Meeting of Stockholders, each non-employee director received 10,401 shares of restricted stock with a grant date fair value of $69,999. The amounts in this column represent the grant date fair values of the restricted stock made in Fiscal 2013 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718,

"Share-Based Payment" ("ASC 718"), based on the closing share price of one share of our common stock on the NYSE on the date of grant: $6.73 (June 27, 2013). Additional information related to the calculation of the grant date fair values is set forth in Note 9 of the Notes to the Consolidated Financial Statements included in our Report on Form 10-K for the period ended February 1, 2014 (the "10-K Report").

(3)                      The number of stock options held by the non-employee directors on February 1, 2014 was as follows: Mr. Cohn (70,000), Ms. Jones (66,000), Mr. Snyder (27,000) and Ms. Wardell (14,000).

(4)	Mr. Goldfarb's service on our Board ended June 27, 2013.

Director Education and Expense Reimbursement

The Company's director education policy encourages all members of the Board to attend director education programs appropriate to their individual backgrounds to stay abreast of developments in corporate governance and best practices relevant to the Board, as well as their specific committee assignments. The director education policy provides for a fixed amount that the Company will pay or reimburse directors for the costs associated with attending director education programs every two fiscal years. We also provide an in-house orientation program for our new directors and provide updates on relevant topics of interest to our Board and committees periodically throughout the year. We also pay for or reimburse directors for travel expenses related to attending Board and committee meetings.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions made by the Compensation Committee (the "Committee") and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers ("NEOs") for Fiscal 2013, who were:

Executive Officers	Title as of February 1, 2014
LuAnn Via	President and Chief Executive Officer
Peter G. Michielutti	Senior Vice President, Chief Financial Officer
Monica L. Dahl	Senior Vice President, Marketing
Luke R. Komarek	Senior Vice President, General Counsel and Corporate Secretary
Michelle L. Rice	Senior Vice President, Store Operations

(This space intentionally left blank.)

Executive Compensation Practices

The table below highlights our current compensation practices, including the practices we have implemented because we believe they drive performance. It also highlights the practices we have not implemented because we do not believe they would serve our stockholders' long-term interests.

Executive Compensation Practices We Have Implemented (What We Do)	Executive Compensation Practices We Have Not Implemented (What We Don't Do)
Pay-for-Performance. We tie pay to performance by ensuring that a significant portion of compensation is performance-based and at-risk. We set clear financial goals.	Employment Agreements. We do not have employment contracts, except with our CEO.
Peer Group Review. We review market data relative to our peer group of companies and general industry.	No SERPs. We do not provide a supplemental executive retirement plan or health program that provides extra benefits to the NEOs.
Targeted Total Compensation. We targeted total compensation opportunities for Fiscal 2013 below the median of our peer group.	No Tax Gross-Ups. We do not provide tax gross-ups on any of the limited perquisites or severance that we provide.
Risk Mitigation. We mitigate undue compensation risk by placing substantial emphasis on long-term equity incentives that include clawback provisions under certain circumstances and appropriate Board and management processes to identify and manage risk.
No Repricing. We expressly prohibit the repricing of stock options and stock appreciation rights. We do not allow cash buyouts for underwater stock options or stock appreciation rights.
Change-in-Control Provisions. We have limited post-employment and change-in-control provisions that apply to all executive officers.	Change-in-Control Agreements. We do not have individual change-in-control agreements, except for certain provisions in our CEO's employment agreement.
Performance-Based Equity and Double Triggers. Our recent grants of equity consist entirely of performance-based stock units and require a "double trigger" to accelerate vesting after a change-in-control.
No Dividends on Unearned Equity. We do not pay dividends on unearned performance-based equity awards.
Limited Perquisites. We provide only nominal perquisites.	Limited Perquisites. We do not provide significant additional benefits to executive officers that differ from those provided to all other employees.
Stock Ownership Guidelines. We have adopted stock ownership guidelines to align management and stockholder interests.	No Hedging, Pledging of Stock. We expressly prohibit hedging, pledging and the use of margin accounts related to our stock.
Independent Compensation Consultant. Our Compensation Committee is advised by an independent compensation consulting firm that it retains.	No Other Services by Independent Compensation Consultant. The independent compensation consulting firm does not provide any other services to the Company.

Executive Summary

Our executive compensation decisions are influenced by a variety of factors, with the primary goals being to align management's and stockholders' interests and to link pay with performance. We evaluate performance based on the Company's financial, operational and strategic performance, over both annual and multi-year periods, including results for certain key performance metrics, as reflected in our incentive programs.

Our compensation program is dynamic and a reflection of the changing marketplace in which we compete. We believe it appropriately balances the factors described above with our goal of attracting, motivating, rewarding and retaining our executives. To ensure management's interests are aligned with those of our stockholders and to motivate and reward individual initiative and effort, a considerable portion of our NEOs' compensation is at-risk. Our performance-based compensation is intended to reward executives for delivering financial, operational and strategic results that meet or exceed pre-established goals through our annual incentive compensation programs and through grants of stock options that vest over a multi-year period. We further align the interests of our executives with our stockholders and the long-term interests of the Company through grants of performance-based restricted stock units under our recently adopted long-term incentive program, whose performance measures are structured to support the achievement of our three-year growth plan (Fiscal 2014 - Fiscal 2016).

In November 2012, LuAnn Via was elected our President and Chief Executive Officer ("CEO") by the Company's Board of Directors. In accepting the CEO position, Ms. Via made a three-year commitment to the Company at a time when management stability and business leadership was particularly important. During the approximately 18 months that Ms. Via has served as our CEO, we believe that her leadership has enhanced considerably the Company's financial performance and strategic direction. For the fiscal year just completed, the Company reported positive operating income for the first time in more than five years. In hiring Ms. Via, the Board and the Committee took steps to ensure that Ms. Via's compensation is heavily weighted in favor of equity-based components that strongly align her realized compensation with increases in stockholder value.

Effective performance by our executive officers and management team is essential to achieving our goals of increasing stockholder value through improved profitability and sales growth, as outlined in the Company's three-year growth plan. To maximize alignment with stockholders' interests, we tie a significant portion of our NEOs' compensation to the Company's actual performance, including through the form of equity-based compensation. For our CEO, the specific components of total direct compensation for Fiscal 2013 include one-third of the multi-year employee inducement award of 1.5 million stock options that vests ratably over a three-year period, valued at its grant date fair value. The chart below on the left shows that 54% of Ms. Via's Fiscal 2013 compensation was at-risk, representing equity in the form of stock options that vest over a multi-year period. The chart below on the right illustrates the specific components of our other NEOs' average total direct compensation for Fiscal 2013 (exclusive of the one-time retention agreements that vested and were paid out during Fiscal 2013 as discussed on pages 34-35). The chart shows that an average of 43.5% of our other NEOs' Fiscal 2013 compensation was at-risk, with performance-based equity comprising 50% of their long-term incentive compensation and performance-based annual incentive compensation comprising 42% of their total cash compensation. The components depicted below are more fully described beginning on page 24.

2013 CEO Compensation Components

Stock Options (54%)	100% of LTI compensation is performance-based and at-risk

Base Salary (46%)

2013 Other NEO Compensation Components

Restricted Stock (6.5%)
Stock Options (6.5%)	50% of LTI compensation is performance-based and at-risk
Annual Incentive (37%)	42% of cash compensation is performance-based and at-risk

Base Salary (50%)

The variance between our CEO's compensation and the compensation of our other NEOs reflects that the majority of Ms. Via's performance-based and at-risk compensation are stock options awarded in connection with her employment agreement, which vest over a multi-year period. For Fiscal 2014, as discussed more fully below, Ms. Via's at-risk, performance-based compensation includes participation in the Company's annual cash incentive program.

To illustrate these concepts and practices, we have included charts and tables in this Compensation Discussion and Analysis to enhance our stockholders' understanding of the compensation of our NEOs. These tables and charts are meant to be in addition to, and not an alternative to, the charts and tables provided under the heading "Compensation Tables" beginning on page 36.

FISCAL YEAR 2013 RESULTS AND IMPACT ON COMPENSATION DECISIONS

In Fiscal 2013, we focused on improving our gross margins, increasing our positive same-store sales and returning to profitability. With these goals in mind, the Company delivered strong operating results in Fiscal 2013, including the following highlights:

* 48 weeks ended January 28, 2012 - a shortened reporting period in connection with a change in our fiscal year-end.

** Includes in-store generated online sales.

Other financial highlights for Fiscal 2013, as compared to the prior fiscal year, include:

•a 530 basis point increase in gross margin;

•a 6.7% increase in average daily sales; and

•a 1.3% increase in net sales, despite, operating, on average, 8.5% fewer stores.

Altogether, we were able to report positive operating income for the first time in six years, grow net sales and continue to improve gross margins. More broadly, we believe we are on pace with the three-year growth strategy we have previously shared with our stockholders and are pleased with the strategic direction of the Company under Ms. Via's leadership.

The Committee took a measured approach when making decisions regarding adjustments to our NEOs' salaries and annual and long-term incentive opportunities for Fiscal 2014. Despite the Company's strong financial performance in Fiscal 2013, the Committee determined that adjustments to compensation should be delivered primarily through increases to long-term equity incentive compensation, since such compensation is at-risk and tied directly to Company operating goals and changes in stockholder value. The Committee did not increase the annual incentive opportunities for the NEOs, other than to add Ms. Via as a participant in the program, consistent with the terms of her employment agreement. The Committee determined that adjustments to base salaries should be moderate. The Committee, after evaluating Ms. Via's performance, recommended to the

Board an increase of 6.25% to Ms. Via's salary and approved an average increase of 4.11% for the other NEOs. The Board approved the recommended increase in Ms. Via's salary following an overall assessment of Ms. Via's performance in Fiscal 2013, including her performance with respect to her Fiscal 2013 goals and her leadership role with respect to the Company's significantly improved operating results.

Our executive compensation program has a substantial emphasis placed on incentive compensation (both annual and multi-year), which aligns the compensation of our executives to the achievement of our long-term objectives, including our three-year growth plan, and we believe creates the necessary incentives to attract and retain top quality executive talent now and in the future. The Committee will continue to focus on performance factors when evaluating our executive compensation program, in order to ensure that the relationship among Company performance, our stockholders' interests and our executives' compensation remains strong.

A more detailed description of the Company's Fiscal 2013 performance can be found in our Annual Report on Form 10-K for the fiscal year ended February 1, 2014, as filed with the SEC.

Results of 2013 Advisory Vote to Approve Named Executive Officer Compensation

The Committee routinely evaluates our compensation policies and practices to ensure they are meeting our objectives. As part of that process, the Committee, on behalf of the Board, annually considers the results of our stockholder advisory vote on executive compensation (commonly known as a "say-on-pay" vote). At our 2013 annual meeting of stockholders, held on June 27, 2013, our stockholders approved our Fiscal 2012 compensation awarded to our NEOs, with approximately 94.6% of the votes cast in favor of the proposal. This follows a vote of 95.8% in favor at our 2012 annual stockholders' meeting. We believe that the outcome of our 2013 say-on-pay vote reflects stockholders' support of our compensation approach, including, specifically, the design and amount of Ms. Via's compensation and the terms of Ms. Via's employment agreement, as well as our efforts to attract, motivate, reward and retain our NEOs. We value the opinions of our stockholders and consider the outcome of say-on-pay votes when making compensation decisions for our NEOs. Notwithstanding this strong support, during Fiscal 2013, the Committee reviewed all elements of the current compensation program to ensure that the overall design continues to support the Company's financial and strategic objectives.

Consistent with the results of our most recent say-on-pay vote, the Committee decided to retain the core design of our executive compensation program in Fiscal 2014, as it believes the current compensation program design rewards our executives for improved performance, motivates them to work towards achieving our long-term objectives and strengthens the alignment of their interests with the interests of our stockholders. However, the Committee, with input of the Committee's independent compensation consultant and Company management, reviewed our executive compensation programs and made certain revisions to enhance the alignment of our compensation practices with market competitiveness and long-term Company performance. In particular, the Committee increased the focus on performance-based, at-risk compensation. For Fiscal 2014, all of the equity grants to NEOs consisted of performance-based stock units.

All of the above reflects the Committee's continued focus on a performance-based compensation program. The Committee will continue to take into account the outcome of the Company's say-on-pay proposals when making future compensation decisions and expects to continue to refine the Company's executive compensation program in response to emerging best practices in executive compensation, as well as the Company's evolving business strategy.

Compensation Program Objectives and Reward Philosophy

As a retail company, we operate in a highly competitive and challenging industry. The Committee believes that our compensation program should be designed: (i) to provide a total compensation opportunity necessary to both attract and retain talented and experienced key executives; and (ii) to reward individual performance in a manner designed to promote the financial and operating success of the Company.

The Committee is guided by the following key objectives and reward philosophies in the design and implementation of our executive compensation program:

•
Competitive Compensation Opportunity. Our compensation program is designed to provide a total compensation opportunity that collectively approaches the median total compensation opportunity of our peer group companies for the comparable position if the Company meets its performance goals. While this basic tenet of our compensation philosophy has not changed, we have made modifications the past several years to reflect the challenges our business has experienced and our financial performance. Specifically, in designing Fiscal 2012 compensation, the total compensation opportunity for our executive officers for that year was adjusted downward and lagged the median of the compensation peer group companies by design, in order to align more closely with our recent performance. For Fiscal 2013, the Committee continued with this approach and determined that the equity awards granted to NEOs should be at approximately the 25th percentile of the comparable position within our compensation peer group.

•
Pay for Performance. Our compensation program is intended to motivate our executive officers, including the NEOs, to drive our business and financial results, and is designed to reward both annual financial performance, as well as improved performance over a longer period of time. A considerable portion of each executive's total potential compensation consists of variable pay that is expressly conditioned upon the achievement of pre-established financial objectives and performance criteria.

•
Alignment with Stockholders. By providing to our executive officers cash and stock incentives that constitute a meaningful part of their total compensation, we believe that our executive officers' interests are closely aligned with the interests of our stockholders. Our compensation program is intended to motivate and reward our executive officers to drive improved performance, which should, in turn, lead to the enhancement of long-term stockholder value.

The chart below summarizes the key elements and objectives of our Fiscal 2013 compensation program for our executive officers, including our NEOs, relative to these criteria.

Component	Purpose	Characteristics	Discussion
Base Salary	Compensates for level of responsibility, experience and sustained individual performance.	Fixed cash component based on role, experience, performance and market data. Reviewed annually and adjusted when appropriate.	Page 24
Annual Incentive	Motivates achievement of pre-established annual financial and operational performance objectives.	A variable cash component designed to tie directly to our business plan and provide competitive total cash opportunities that are subject to achievement of specific performance objectives.	Pages 24-27
Long-Term Incentive	Motivates achievement of multi-year performance objectives that enhance stockholder value.
Equity-based compensation designed to support multiple objectives. For Fiscal 2013, the award was delivered through a combination of stock options and restricted stock that vests over a multi-year period. For Fiscal 2014, all of the equity awarded to the NEOs is performance-based stock units with multi-year performance periods.
Pages 27-28
Retirement, Health and Welfare Benefits	Offers health insurance options and income replacement upon retirement, death or disability, thus supporting our attraction and retention objectives.	Benefits for executives are the same as those available to all employees, including a 401(k) plan with a discretionary Company matching contribution.	Page 29
Perquisites	Provides limited benefits that support our attraction and retention objectives.	Perquisites are a nominal component of our executive compensation program and are only provided to our CEO and one other NEO.	Page 29

Relationship Between Company Performance and Executive Compensation

A primary goal of our executive compensation program is to directly link a meaningful portion of executive pay to Company performance. In recent years we have taken additional steps towards achieving that goal. The chart below provides a summary of the actions by the Committee in recent years designed to align executive pay more closely with Company performance:

Revised Compensation Practices
Fiscal Year 2012
In light of the Company's performance during the Transition Period and projected Fiscal 2012 financial performance, none of the NEOs then in the employ of the Company received a salary increase, other than Michelle Rice, who received an increase of 4% ($10,000) in connection with her promotion to Senior Vice President, Store Operations.

Based upon the Company's financial performance, the Committee affirmatively determined for Fiscal 2012 that the compensation opportunity at Target under the Company's equity incentive program should be below the median for the comparable positions within the Company's compensation peer group.

The incentive program for Fiscal 2012 focused on reinforcing the importance of putting the Company back on the path to profitability and placed considerably greater emphasis on performance-based equity compensation and the preservation of cash, given the Company's anticipated operating loss for Fiscal 2012. There were no awards unless Target was achieved or exceeded.

Under the Fiscal 2012 incentive plan design, there was no provision for the payment of any cash incentive at Target. Rather, a cash incentive would be paid only if the Company's operating results were at least 25% better than that contemplated in the budget approved by the Board for Fiscal 2012.

In connection with her joining the Company as CEO, Ms. Via received a non-qualified stock option award to purchase 1.5 million shares, which vest as to 500,000 shares on each of the first three anniversaries of the date of grant (assuming Ms. Via remains CEO during this period). This equity award reflects our pay-for-performance philosophy and rewards Ms. Via for stock appreciation if the stock market recognizes, in a sustained manner, the Company for achieving improved financial performance after the commencement of her employment. The stock award was made with the express understanding that it is in lieu of any future long-term incentive equity grants to Ms. Via through the period ending on January 30, 2016.

Fiscal Year 2013
The Committee targeted total compensation for the NEOs that is, in the aggregate, below and for the individual NEOs approximates or is below, the median targeted total compensation for the comparable position within the Company's compensation peer group.

The Committee continued with a cash and equity incentive program that is focused on rewarding improved financial performance and returning the Company to profitability.

The Committee awarded equity to each of the NEOs at values (other than Ms. Via, who did not receive an equity award in Fiscal 2013) that were, in the aggregate, below the aggregate equity award values granted to such individuals in Fiscal 2012 and, with the exception of Mr. Michielutti who joined the Company in Fiscal 2012, below the equity award value granted to such individual in Fiscal 2012.

Fiscal Year 2014
The Committee continued its emphasis on improved financial performance by aligning the performance metrics under the Company's annual cash incentive with key metrics supporting the Company's annual operating plan.

100% of the equity grants to NEOs are performance-based with multi-year performance periods intended to focus and reward performance that (i) returns the Company to historical levels of profitability and (ii) reaches or exceeds the Company's three-year growth plan.

Given the Company's improved financial performance, the Committee provided for equity grants that approximate the median for the comparable position within the Company's compensation peer group.

Elements of Executive Compensation Program

Overview

This section describes the major elements of our compensation program for the NEOs and discusses the objectives, processes and decisions underlying the compensation of the NEOs. The Compensation Discussion and Analysis should be read together with the executive compensation tables and related footnotes found later in this proxy statement.

The principal elements of our executive compensation program for Fiscal 2013 are as follows. Each element fulfills one or more of our objectives of paying for performance; aligning our executives' interests with those of our stockholders; and attracting, motivating, rewarding and retaining a high-performing executive team:

•	base salary;

•	annual cash incentives; and

•	long-term equity incentives.

While we also provide benefits and limited executive perquisites, they are either consistent with those provided to other eligible full-time employees or of limited economic value.

The Committee is composed entirely of independent directors, as determined under the newly applicable SEC and NYSE rules, and Section 162(m) of the Internal Revenue Code. The Committee oversees our executive compensation and benefits policies and oversees and sets the compensation for the NEOs, except that the compensation of the CEO is recommended by the Committee and approved by the Board. The Committee annually reviews the components of compensation for our CEO and other executive officers. In making its compensation decisions, the Committee takes into account the recommendations of the Chief Executive Officer as to compensation, including salary adjustments, annual cash incentive opportunities and equity award levels, to be awarded to the other NEOs. Other than providing such recommendations, our CEO does not participate in the Committee's decisions regarding executive compensation. All such decisions are made by the Committee.

Base Salary

We establish base salaries at levels designed to enable us to attract and retain talented executives and to reward those executives for consistent high performance over a sustained time period. We determine executive base salaries based on the executive's role, experience and individual performance, as well as market data for similar positions among comparable companies within our industry and among our compensation peer group. Annual merit increases are not automatic or guaranteed. Rather, annual merit increases for NEOs, other than the CEO, are based on evaluation of their performance by the Committee, with input and recommendations from our CEO, as well as the Company's performance and outlook for the upcoming fiscal year.

In February 2013, the Committee approved the following Fiscal 2013 base salaries for our NEOs who are currently serving as executive officers:

		Fiscal 2013 Merit Increases
Name	Position	Salary ($000)	Percentage	Dollars ($000)
LuAnn Via	President and Chief Executive Officer	$800.0	0.00%	$0.0
Peter G. Michielutti	Senior Vice President, Chief Financial Officer	$350.0	4.29%	$15.0
Monica L. Dahl	Senior Vice President, Marketing	$285.0	1.75%	$5.0
Luke R. Komarek	Senior Vice President, General Counsel & Corporate Secretary	$275.4	3.12%	$8.6
Michelle L. Rice	Senior Vice President, Store Operations	$265.0	3.77%	$10.0

The salary increases for the NEOs reflect recognition of their individual performance in Fiscal 2012 and their overall contributions to the strategic direction of the Company, as well as market data for comparable positions. As Ms. Via commenced employment with the Company shortly before Fiscal 2013 began, she did not receive a salary increase for Fiscal 2013.

Annual Incentive Program ("AIP") Compensation

Overview. AIP compensation is performance-based, at-risk compensation intended to motivate and reward executives for the attainment of goals that are measured over annual time horizons. In 2009, the Committee adopted, and our stockholders approved, the Christopher & Banks 2009 Qualified Annual Incentive Plan for our senior executives (the "Qualified Annual Incentive Plan"). The primary objective of our Qualified Annual Incentive Plan is to provide annual cash incentives for our executive officers to achieve our strategic goals. This is consistent with our pay-for-performance philosophy. Historically under this plan, our Committee annually sets one or more financial goals or metrics against which actual results for the fiscal year are measured to determine whether, and in what amounts, bonuses would be paid under this plan.

Fiscal 2013 AIP Design. For Fiscal 2013, the design of the Company's AIP was focused on rewarding improved financial performance in recognition of the Company's commencing a financial turnaround in Fiscal 2012. The Fiscal 2013 design reflected that (i) the Company's annual operating plan was estimated to generate, for the first time in a number of years, positive operating income in Fiscal 2013; (ii) given the Company's focus on continuing its financial turnaround, the awards at "Target" performance should be aligned with market-based levels; (iii) an achievable but challenging AIP would be both a significant motivation and retention tool for NEOs, as well as other members of management; and (iv) there was an appropriate allocation of earnings between stockholders and employees based on the AIP's metrics and potential awards. All of the NEOs were participants in the Fiscal 2013 AIP, except for Ms. Via, per the terms of her employment agreement, as described more fully on pages 32-34.

Fiscal 2013 AIP Performance Metrics and Results. In approving the Fiscal 2013 AIP, the Committee selected the following three performance metrics, which were identified as being key components underlying the achievement of the Company's operating plan for Fiscal 2013:

•Earnings Before Income Taxes, Depreciation and Amortization, and before the impact of any annual incentive compensation payout ("EBITDA");

•Gross Margin Return on Inventory ("GMROI"); and

•Comparable Same-Store Sales, prior to the impact of in-store generated sales on our eCommerce websites ("CSSS").

In order to establish an appropriate relationship between actual Company performance and the executives' realized AIP compensation, a Threshold (entry point) and Target for each metric was established, together with a Maximum performance objective only for the EBITDA metric.

The Target performance level for each metric represented achievement of the Company's annual operating plan as approved by the Board of Directors. The weighting of the three metrics at Threshold and Target was as follows: EBITDA - 60%; GMROI - 30%; and CSSS - 10%. As the potential payouts for CSSS and GMROI were capped at Target, the weighting for EBITDA between Target and Maximum was 100%. As a result, the potential total payout for EBITDA performance at Maximum, and GMROI and CSSS at or above Target, represented 200% of an individual's potential total award value at Target.

The AIP opportunity is tied to the Company's attainment of performance objectives. The Committee intended to place a significant portion of a participating NEO's annual target compensation at risk, therein aligning the NEO's compensation with the Company's performance, thereby also aligning his or her compensation with our stockholders' interests. Under the Fiscal 2013 design, payouts can range from zero to 120% of an eligible participant's annual salary.

The table below shows the annual cash incentive amount as a percent of annual salary that the NEOs listed below would earn at Threshold, Target and Maximum. This represents their realizable pay under the Fiscal 2013 AIP.

	Below Threshold	Threshold	Target	Maximum
Peter G. Michielutti	0%	15%	60%	120%
Monica Dahl	0%	12.5%	50%	100%
Luke R. Komarek	0%	12.5%	50%	100%
Michelle L. Rice	0%	12.5%	50%	100%

Targeted vs. Actual AIP Awards for Fiscal 2013. The following formula was used to calculate the payout awarded for Fiscal 2013 AIP compensation for our executive officers:

Fiscal 2013 Salary	x	Target Percentage	x	Performance Percentage (0 to 200%)	=	AIP Payout

Performance vs. Target for Fiscal 2013
The Company met or exceeded Target for both the EBITDA and GMROI performance measures but did not meet the Threshold performance for the CSSS metric. As a result, for Fiscal 2013, our eligible NEOs received AIP compensation of 138.7% of their award value at Target determined as follows:

•
EBITDA for Fiscal 2013 was approximately $25,810,200 (before calculating the AIP payout), as compared to a Target EBITDA of $21,118,000 (before calculating the AIP payout), representing an EBITDA award value of 181.16% of the award value at Target EBITDA.

•	GMROI for Fiscal 2013 was 6.22 versus a GMROI Target of 5.90, representing a GMROI award value equal to 100% of the award value at Target GMROI.

In the aggregate, eligible participants received an AIP award representing 138.70% of their award at Target determined as follows: 181.16% (EBITDA performance) x .60 + 100% (GMROI performance capped at Target) x .30. The table below shows the target-level opportunities and actual awards (i.e., realized pay) under our Fiscal 2013 AIP program for our NEOs:

	Fiscal 2013
Officers	Target Opportunity (as a % of Salary)	Target Opportunity ($)	Actual Award ($)
LuAnn Via*	N/A	N/A	N/A
Peter G. Michielutti	60%	$217,615	$301,833
Monica Dahl	50%	$144,616	$200,582
Luke R. Komarek	50%	$141,339	$196,037
Michelle L. Rice	50%	$136,731	$189,646

* Ms. Via was not a participant in the Fiscal 2013 AIP per the terms of her employment agreement.

Actions Pertaining to Fiscal Year 2014 AIP Compensation. In February 2014, the Committee approved Fiscal 2014 target AIP opportunities for our senior executives, including each of the current NEOs as follows:

Officers	Target Opportunity (as a % of Base Salary)	Target Opportunity ($)*
LuAnn Via	100%	$800,000
Peter G. Michielutti	60%	$219,000
Monica Dahl	50%	$145,000
Luke R. Komarek	50%	$142,000
Michelle L. Rice	50%	$137,500

* Based on the NEO's annual salary as of February, 2014.

For Fiscal 2014, the Committee again utilized an AIP design intended to support achievement of the Company's operating plan and established three performance metrics, with a Threshold (entry point) and Target established for each. The metrics and their weighting are: Operating Income (60%), GMROI (30%) and Net Sales (10%). The Target represents achievement of our annual operating plan for Fiscal 2014. Similar to the Fiscal 2013 design, only one metric (Operating Income) provides for an additional incentive award above Target performance.

Long-Term Equity Incentive Compensation

Program Design for Long-Term Equity Incentives. The primary objectives of our long-term equity incentive program are to:

•
align executive interests with stockholder interests by conditioning a significant portion of the executive's incentive compensation on the Company's performance, ensuring that realized compensation reflects changes in stockholder value over time;

•	attract, motivate, reward and retain key executives in a competitive market for talent; and

•	reward our executives for long-term stock price appreciation, rather than focusing solely on short-term financial success, thereby mitigating incentives for management to pursue short-term objectives.

In general, the Committee reviews whether to grant long-term equity incentive awards to our executive officers near the end of, or shortly following, each fiscal year. To the extent it approves such awards, the Committee typically grants them as of the second trading day on the NYSE following the issuance of our financial results for the prior fiscal year.

The Committee's historical approach to long-term equity incentives is to grant both stock options and restricted stock awards. This allows the Committee to provide a mix of long-term equity awards that is designed to achieve both incentive and retention across a range of business and industry conditions. We believe that this approach is also reflective of developments in competitive market practices.

All equity-based awards to the NEOs during Fiscal 2013 were made under our Second Amended and Restated 2005 Stock Incentive Plan ("2005 Stock Plan"). Pursuant to the terms of her employment agreement, Ms. Via was not eligible to receive a long-term equity incentive award in Fiscal 2013.

The following types of equity compensation awards were granted in Fiscal 2013 to our other NEOs:

•
Non-Qualified Stock Options. The exercise price of each option granted in Fiscal 2013 was equal to the final closing price of one share of our common stock as reported on the NYSE on the date of grant. All of the stock options granted in Fiscal 2013 have a ten-year term and vest ratably over three years in order to reinforce the retention aspects of the award, provided the NEO remains continuously employed with us during that entire period. As the potential value ultimately realized by the option holder upon exercise increases with improvement in our stock price, we believe that stock options provide an incentive for our executives to drive performance, leading to increases in long-term stockholder value.

•
 Restricted Stock with Time-Based Vesting. All of the shares of restricted stock granted to NEOs in Fiscal 2013 vest ratably over a three-year period, provided the NEO remains continuously employed with us during that entire period.

The Committee's practice for determining equity grants for our executive officers is to determine the value of compensation that it desires to provide in the form of equity, both as part of the total target compensation for that NEO and in the aggregate to NEOs. As part of this process, our CEO, with input from the Committee's independent compensation consultant and the Senior Vice President, Human Resources, recommends to the Committee, for executives other than the CEO, the award level and types of equity awards. The Committee then reviews the Chief Executive Officer's recommendations and considers the value of such awards among the NEOs, as well as the criteria described below under "Analysis".

Our Board has adopted a policy with respect to the granting of options, restricted stock and other awards under our equity incentive plans that specifies that grants to our executive officers may only be made in or become effective within an open trading window under our Insider Trading Policy. Exceptions are allowed for grants in connection with the hiring or promotion of an executive officer. In the case of an offer of employment, the grant may be approved in conjunction with the offer, but will not become effective until the first date of employment.

Analysis. Our Committee believes that the use of long-term equity incentives as a significant component of total compensation is consistent with our philosophy of aligning the interests of our executive officers with those of our stockholders and our pay-for-performance philosophy. The determination of the targeted value of equity awards at the time of grant includes consideration by the Committee of the executive officer's level of responsibility, competitive market data, the costs and potential dilution to stockholders of the program, recent and projected financial performance, targeted total compensation and incentive and retention objectives.

For Fiscal 2013, all of the equity awards received by the NEOs were part of the annual equity awards granted in March 2013. The specific number of stock options and shares of restricted stock that were granted to each of the NEOs in Fiscal 2013 is set forth in the "Grants of Plan-Based Awards for Fiscal 2013" table in this proxy statement.

The equity awards granted under the Fiscal 2013 long-term equity incentive program to NEOs represented approximately 25% or less of the total incentive at market for the comparable position based on the external data reviewed and considered by the Committee. The decision to award equity at or below the 25% level was a reflection that Fiscal 2013 represented a transition year for the Company, as the Company (i) was in the initial stages of its financial turnaround, (ii) had recently hired a new CEO, and (iii) was in the process of developing a three-year strategic plan for the period of Fiscal 2014-2016.

The award amounts reflect the Committee's balancing of these considerations against the Company's recent financial performance, and the Committee's intention to adopt and implement a multi-year long-term equity incentive program in Fiscal 2014. As discussed above on page 23, the Committee implemented a long-term equity incentive program ("LTIP") in Fiscal 2014 that consisted solely of performance-based equity over a multi-year performance period intended to reinforce and reward achievement of the Company's three-year growth plan.

Total Fiscal 2013 Pay Mix at Target Financial Performance

The Committee does not have a specific policy for allocating between annual and long-term compensation or between cash and equity compensation. In Fiscal 2013, annual incentive compensation was in the form of cash, and all long-term compensation was in the form of equity. The table which follows illustrates, for each of the NEOs, the manner in which (i) the overall pay mix at Target was allocated between performance and non-performance-based elements; (ii) performance-based compensation was allocated between annual and long-term elements at Target; and (iii) total compensation at Target was allocated between cash and equity.

Fiscal 2013
Total Direct Compensation Mix at Target (1) (2)

	Percent of Total Direct Compensation Mix at Target that is:		Percent of Performance- Based Total Direct Compensation Mix at Target that is:		Percent of Total Direct Compensation Mix at Target that is:
	Performance- Based (3)	Not Performance- Based (4)	Annual (5)	Long-Term (6)	Cash-Based (7)	Equity-Based (8)
LuAnn Via (9)	54%	46%	0%	100%	46%	54%
Peter G. Michielutti	39%	61%	81%	19%	85%	15%
Monica L. Dahl	36%	64%	80%	20%	86%	14%
Luke R. Komarek	36%	64%	80%	20%	86%	14%
Michelle L. Rice	36%	64%	81%	19%	86%	14%

(1)
As discussed more fully on page 23, the Committee determined for Fiscal 2013 that the compensation opportunity at Target under the Company's equity incentive program should be at or below the 25th percentile for the comparable positions within the Company's compensation peer group. As a result, the percentage of total Fiscal 2013 compensation at Target that is deemed performance-based is lower than it would be in a more typical year.

(2)
For purposes of this table, except where noted otherwise, "total direct compensation mix at Target" includes their actual salary earned, any cash incentive compensation payable at Target and the fair value at grant date of equity incentive compensation. The retention payments paid in July 2013 and described on pages 34-35 are not included in the table.

(3)
Represents the percentage resulting from dividing (A) the sum of annual cash incentives based on Target performance, if any, plus the value of stock options as of the respective dates of grant, by (B) total direct compensation.

(4)
Represents the percentage resulting from dividing (A) the sum of actual salary earned plus any time-based restricted stock or other non-performance-based cash incentives (valued as of their respective dates of grant) by (B) total direct compensation.

(5)	Represents the percentage resulting from dividing (A) annual incentives at Target by the sum of annual incentives at Target plus the value of stock options as of the date of grant.

(6)
Represents the percentage resulting from dividing (A) the value of stock options (measured as of the date of grant) by (B) the value of annual incentives at Target plus the value of stock options (all measured as of their respective dates of grant).

(7)	Represents the percentage resulting from dividing (A) actual base salary earned, plus any cash incentives paid by (B) total direct compensation.

(8)	Represents the percentage resulting from dividing (A) the value of long-term equity incentives (measured as of their respective dates of grant) by (B) total direct compensation.

(9)
For purposes of presentation and to reflect that it represented a multi-year award that vests pro rata over three years commencing November 26, 2013, one-third of the value of the long-term employee inducement stock option award made to Ms. Via in November 2012 has been included in the calculations.

Benefits and Perquisites

Primary Benefits. The NEOs are eligible to participate in the same employee benefit plans in which all other eligible full-time employees participate. These plans include medical, dental, life insurance, disability and a qualified retirement savings plan to which the Company made a discretionary matching contribution for calendar 2013 on behalf of participating employees, which included each of the NEOs other than Ms. Rice, who did not participate in the plan in 2013. The Company does not maintain any benefit programs which are exclusive to executives (other than limited perquisites and severance agreements discussed below.)

Perquisites. Perquisites represent a nominal component of our overall executive compensation program. Our NEOs are primarily compensated with cash and equity and not perquisites. The Committee does not view perquisites to be an important element of the executive compensation program. Pursuant to the terms of her employment agreement, Ms. Via received a monthly auto allowance totaling $10,615 for Fiscal 2013 and received $5,678 in connection with weekly coach round trip airfare between Memphis, Tennessee, her primary residence, and Minneapolis, Minnesota and $6,707 in connection with temporary living expenses in for the months of February, March and April, 2013 , as well as $22,265 to reimburse her for certain closing costs incurred in connection with the purchase of a residence in Minneapolis, Minnesota and the sale of a residence in Lawrence, Kansas. Ms. Rice received the benefit of a Company-leased vehicle for Fiscal 2013 valued at $3,812. Detailed information regarding the personal benefits and perquisites paid to the NEOs in Fiscal 2013 is provided in footnote 5 to the "Summary Compensation Table" in this proxy statement.

Compensation Recovery "Clawback" Policy

The Committee plans to adopt a policy regarding retroactive adjustments to cash or equity-based incentive compensation paid to the executive officers where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. The Committee will adopt a compensation recovery (“clawback”) policy covering the annual and long-term incentive award plans and arrangements once the SEC issues final rules implementing the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank Act"). In addition, all of the equity awards granted to NEOs since Fiscal 2011 expressly provide that the equity grant and delivery of any common stock pursuant to the equity agreement are subject to any clawback policies the Company may adopt in compliance with the Dodd-Frank Act.

Prohibition on Derivatives Trading and Hedging and Pledging of Our Securities

Our Insider Trading Policy prohibits all directors and employees, including the NEOs, from trading in any puts, calls, covered calls or other derivative products involving any Company securities. Additionally, our policy prohibits these individuals from engaging in any hedging transactions with respect to any Company securities, which includes the purchase of certain instruments (including "cashless collars", forward sales contracts, equity swaps or any other similar instruments) designed to hedge, monetize or offset any decrease in the market value of such securities. The policy also prohibits our employees and directors from pledging, or using as collateral, Company securities in order to secure personal loans or obligations, which includes holding shares of Company stock in a margin account.

Compensation Methodology and Calculation

Peer Group

The Committee, with the assistance of its independent compensation consultant, periodically reviews the peer group that it uses to benchmark our NEOs' compensation and revises it as circumstances warrant. The peer group of companies used in Fiscal 2013 remained unchanged from the 18 companies used in Fiscal 2012, except that following their being taken private in 2013, Hot Topic, Inc. and Rue21, Inc. are no longer part of the peer group. The Fiscal 2013 peer group consists of the 16 companies listed in the following chart, which also sets forth the relative size measures in several categories as compared to the Company. All of these companies are in the retail apparel industry in the United States.

Peer Group Fiscal 2013

Company	Employees (1)	Revenue ($) (1)	Total Assets ($) (1)	Market Cap ($) (2)
American Apparel, Inc.	10,000	633,941	333,252	86.9
bebe stores, inc.	3,107	484,686	344,263	490.9
Body Central Corp.	3,901	283,560	120,962	20.3
The Buckle, Inc.	8,800	1,128,001	546,293	2,241.2
Cache, Inc.	2,652	216,700	51,971	70.7
The Cato Corporation	10,000	920,033	596,418	803.3
Citi Trends, Inc.	5,000	622,204	291,308	257.9
Coldwater Creek, Inc.	6,000	742,472	345,908	6.9
Delia*s, Inc.	1,689	136,650	70,379	66.6
Destination Maternity Corporation	4,300	540,259	207,981	375.7
Destination XL Group, Inc.	3,913	388,000	237,400	290.5
Francesca Holdings Corp.	3,217	340,325	150,545	788.4
Lululemon Athletica, Inc.	7,622	1,591,188	1,249,688	7,705.6
New York & Company, Inc.	6,349	939,163	288,753	285.4
Wet Seal, Inc.	7,413	530,134	151,739	107.5
Zumiez, Inc.	5,600	724,337	443,403	721.4
Median	5,300	581,232	290,031	288.0
Christopher & Banks Corporation	5,050	435,754	148,978	239.1
Percentile Rank	47%	30%	20%	39%

(1)    Based on each company's most recent 10-K Report as of April 17, 2014.

(2)    As of April 1, 2014.

Use of External Consultants

The Committee has retained Pearl Meyer & Partners ("PM&P") as its external, independent compensation consultant for objective advice and assistance on executive compensation matters. PM&P reports directly to the Committee and the Committee may replace PM&P or hire additional consultants at any time. PM&P advises the Committee on issues pertaining to executive compensation, including the assessment of market-based compensation levels, the selection of our peer group, our pay positioning relative to the market, the mix of pay, incentive plan design and other executive employment matters. PM&P provides its advice based, in part, on prevailing and emerging market practices, as well as our specific business context. The Committee retains sole authority to hire PM&P, approve its compensation and the appropriate funding by the Company for such compensation, determine the nature and scope of its services, evaluate its performance and terminate its engagement. PM&P did not perform any other services for the Company in Fiscal 2013.

The Committee annually assesses PM&P's independence, taking into account the following factors:

•	the provision of other services to the Company, if any, by PM&P;

•	the amount of fees received from the Company by PM&P as a percentage of PM&P's total revenue;

•	PM&P's policies and procedures that are designed to prevent conflicts of interest;

•	any business or personal relationship between the individuals at PM&P performing consulting services for the Company and the members of the Committee;

•	any ownership of Company stock by the individuals at PM&P performing consulting services for the Committee; and

•	any business or personal relationship between the consultant or any other employee at PM&P performing services for the Company and an executive officer of the Company.

PM&P has provided the Committee with appropriate assurances and confirmation of its independent status. The Committee believes PM&P has been independent throughout its service to the Committee and that there is no conflict of interest between PM&P and the Committee.

Executive Evaluation Process

The Committee and the Board of Directors review our CEO's performance against pre-established financial, operational, strategic and individual objectives for the prior fiscal year. Our CEO is responsible for sharing with the Board and the Committee her current year accomplishments in light of current year objectives, as well as proposed objectives for the upcoming year. The Committee reviews the CEO's accomplishments, objectives and overall performance, and reviews and discusses its observations with the Board. With respect to the CEO's performance in Fiscal 2013, the Committee reported its findings to the Board of Directors and made recommendations to the Board regarding the CEO's compensation. The Board then determined the CEO's compensation, taking into account the Committee's recommendation and its own review of the CEO's performance. Our CEO does not play a role in determining her own compensation, other than discussing her annual performance review with the Chair of the Board and the Chair of the Committee.

The Committee consults with the CEO concerning the performance of other executive officers, including each of the other NEOs, and approves the compensation of such officers, taking into account recommendations of the CEO and input from the Board and the Committee's independent compensation consultant. Our CEO and Senior Vice President, Human Resources assist the Committee in reaching compensation decisions regarding executives other than themselves. Executive officers do not play a role in determining their own compensation, other than discussing their annual performance reviews with their supervisors and making recommendations for the Committee's approval regarding performance goals under our AIP and LTIP programs. The Committee reviews the recommendations and approves the AIP and LTIP programs in such form as it determines, in its sole discretion, to be in the best interests of our stockholders.

Stock Ownership Guidelines

We believe that our executive officers should have a significant financial stake in the Company to ensure that their interests are aligned with those of our stockholders. To that end, we have adopted stock ownership guidelines that define ownership expectations for our executive officers. Under these guidelines, executive officers are expected to own shares of our common stock at certain minimum levels within five years of becoming an executive officer.

Although compliance is not mandatory, it may be taken into consideration when evaluating future equity-based grants to executive officers. These guidelines call for:

•	the CEO to hold shares of our common stock equal in value to at least one times her annual salary,

•	each Executive Vice President to hold shares of our common stock equal in value to at least .75 times his or her annual salary,

•	each Senior Vice President to hold shares of our common stock equal in value to at least .5 times his or her annual salary, and

•	each Vice President to hold shares of our common stock equal in value to at least .25 times his or her annual salary.

The Committee intends to continue its practice of periodically reviewing the stock ownership guidelines in conjunction with future equity incentive programs and its overall compensation strategy. As of May 1, 2014, only two NEOs, Monica Dahl and Luke Komarek, had been serving as an executive officer for five years or more. Based on the number of shares of our common stock owned by such individual, and the closing price of the Company's stock on May 1, 2014, each of Ms. Dahl and Mr. Komarek met the applicable ownership guideline on that date. The number of shares owned by each NEO is set forth under the heading "Security Ownership of Directors and Management" beginning on page 55.

The Board has also established stock ownership guidelines for non-employee directors, which are discussed on page 10.

Section 162(m) Policy

Under Section 162(m) of the Internal Revenue Code, we must meet specified requirements related to our performance and must obtain stockholder approval of certain compensation arrangements in order for us to deduct fully, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain NEOs. At the 2009 Annual Meeting of Stockholders, the Company's stockholders approved the Christopher & Banks Corporation 2009 Qualified Annual Incentive Plan. That plan includes specific performance criteria. Therefore incentive awards granted under that plan are deemed to meet the requirements of Section 162(m). The Committee believes that any compensation paid, pursuant to grants made, in accordance with the terms of the Christopher & Banks Corporation 2009 Qualified Annual Incentive Plan will be deductible for federal income tax purposes.

The stockholders approved amendments to the 2005 Stock Plan at the 2010 Annual Meeting of Stockholders. Therefore, the Committee believes that compensation attributable to stock options, stock appreciation rights and performance awards made in accordance with the terms of that plan will be deductible for federal income tax purposes.

The compensation paid in Fiscal 2013 subject to the Section 162(m) cap did not exceed $1,000,000 for any of the NEOs. Therefore, all such compensation should be deductible for federal income tax purposes.

The Committee intends to continue its practice of paying competitive compensation consistent with our philosophy to attract, retain and motivate executive officers to manage our business in the best interests of the Company and our stockholders. The Committee, therefore, may choose to provide compensation to our executive officers that is not deductible under Section 162(m), if it deems such compensation to be in the best interests of the Company and our stockholders.

Employment, Severance and Retention Agreements with Named Executive Officers

Other than Ms. Via, none of the NEOs has an employment agreement with the Company.

Employment Agreement with LuAnn Via

In connection with the Company's successful search for a new President and Chief Executive Officer, the Company entered into, as of October 29, 2012, an employment agreement with Ms. Via (the "Via Agreement"). Effective May 2, 2013, the Company and Ms. Via amended the Via Agreement (the "May 2013 Amendments"). The principal terms of the Via Agreement, as amended by the May 2013 Amendments, are as follows:

•	Term. The Via Agreement has a three-year term, commencing on November 26, 2012, with one-year extensions thereafter, unless either party exercises a right to terminate the Via Agreement.

•	Annual Compensation. The main elements of Ms. Via's annual compensation are as follows:

◦
Base Salary. An initial annual base salary of $800,000 through February 1, 2014. Thereafter, Ms. Via's salary will be reviewed annually and any adjustments approved by the Board. Ms. Via's base salary may not be reduced during the term of her agreement without Ms. Via's consent, unless such reduction is made on substantially similar terms for all senior executives.

◦
Annual Bonus Opportunity. Ms. Via will be eligible for a bonus under the Company's annual incentive program beginning in Fiscal 2014. The target annual bonus opportunity will be equal to 100% of her then-current base salary, with the maximum and threshold bonus levels to be set by the Committee, or the Board, in the ordinary course of its annual compensation deliberations.

◦
Long-Term Equity Incentive Opportunity. Due to the granting of a long-term incentive inducement award described below, Ms. Via will not be eligible to receive long-term incentive equity awards until the fiscal year beginning January 31, 2016. Such awards will be determined by the Committee, or the Board, in the ordinary course of its annual compensation deliberations.

◦
Benefits and Perquisites. Ms. Via will also be eligible to participate in all existing benefit plans generally available to the Company's employees and to receive an annual car allowance of $12,000. In connection with Ms. Via's relocating to Minnesota, the Company agreed to pay for weekly coach round trip airfare between Memphis, Tennessee, her primary residence, and Minneapolis, Minnesota for a period of up to six months, and to pay for the cost of moving her household goods from her residence in Lawrence, Kansas to the Twin Cities area. In addition, the Company agreed to provide Ms. Via up to $5,000 per month of temporary living expenses for up to six months. Following Ms. Via's purchase of a residence in Minneapolis, Minnesota, the Company and Ms. Via entered into the May 2013 Amendments. The Company agreed to cap Ms. Via's temporary living expenses at $11,000 in the aggregate, and to pay Ms. Via $22,264.50 to reimburse her for certain closing costs incurred in connection with the purchase of a residence in Minneapolis, Minnesota and the sale of a residence in Lawrence, Kansas.

•
Inducement Awards and Bonuses. To induce Ms. Via to join the Company, as well as in lieu of potentially forgone compensation, the Company granted to Ms. Via certain inducement and bonus awards including the following:

◦
a cash signing bonus of $200,000 that was paid on November 26, 2012 and that was subject to repayment in full, if under certain circumstances, Ms. Via left the Company's employ during the first year of her employment;

◦
a make-whole cash bonus of $300,000 in lieu of a potential forgone annual performance cash award from her prior employer, to be paid in $150,000 installments on November 26, 2013 and November 26, 2014, so long as Ms. Via is still employed by the Company, absent a termination without "cause" (as defined in the Via agreement) or a resignation for "good reason" (as defined in the Via Agreement). As provided in the May 2013 Amendments, Ms. Via agreed to forgo and irrevocably waive the $300,000 make-whole bonus;

◦
an annual incentive inducement award for Fiscal 2013, consisting of a non-qualified stock option to purchase 500,000 shares of the Company's common stock at an exercise price of $3.43, which option became exercisable in full on February 1, 2014; and

◦
a long-term incentive inducement award, consisting of a non-qualified stock option to purchase 1.5 million shares of the Company's common stock at an exercise price of $3.43. The option vested as to 500,000 shares on November 26, 2013 and vests as to 500,000 shares on November 26, 2014 and November 26, 2015, assuming Ms. Via remains employed as Chief Executive Officer on each such date, with vesting accelerated in the event of a "change-in-control" of the Company, as defined in the stock option agreement. This long-term incentive stock award was made with the understanding that it is intended to be in lieu of any future grants of long-term equity awards to Ms. Via through January 30, 2016.

•
Employment Transition Absent a Change-in-Control. In the event that Ms. Via's employment with the Company is terminated without cause or she voluntarily resigns for good reason, in each case, in the absence of a change-in-control of the Company, Ms. Via will be entitled to receive a severance payment equal to one times her annual base salary. Ms. Via will also be entitled to receive payments equivalent to her cost of COBRA insurance premiums for a period not to exceed 18 months after her employment termination. The severance payment is conditioned upon Ms. Via entering into, and not rescinding, a release of claims. The Company has agreed to continue the one-times base salary severance commitment to Ms. Via for so long as she remains employed by the Company. Ms. Via will not receive any tax gross-up payment in connection with this severance payment.

•
Change-in-Control. In the event of Ms. Via's termination by the Company without cause or her voluntary resignation for good reason upon or within twelve months after a change-in-control of the Company, Ms. Via would be entitled to receive cash severance in an amount equal to two times the sum of her annual base salary plus her "on-target" bonus. Ms. Via will also be entitled to receive payments equivalent to her cost of COBRA insurance premiums for a period not to exceed 18 months after her employment termination. Ms. Via will not receive any tax gross-up payment in connection with this severance payment. In addition, the unvested portion of Ms. Via's long-term incentive inducement award to purchase 1.5 million shares of the Company's common stock becomes fully exercisable upon a change-in-control.

•
Restrictive Covenants. In consideration for the payments and benefits provided under the Via Agreement, Ms. Via agreed to certain restrictive covenants to protect the Company, including restrictions on post-termination disclosure of confidential information, competitive activity and solicitation of the Company's employees. Ms. Via also agreed and acknowledged that she will be subject to the Company's current, and future, performance award recoupment (i.e., clawback) policies as they relate to her performance-based awards.

In assessing and determining the appropriate types, amounts and level of compensation for Ms. Via, the Committee considered a variety of information and data. This included compensation guidelines and reference points prepared by PM&P, including an analysis of compensation for chief executive officers within the Company's compensation peer group, and the comparable base salary, target annual incentive, total target cash, total target direct compensation and long-term incentives at those companies. The Committee intended to provide total target compensation approximating the median based upon the data reviewed and considered, and a competitive compensation package that addressed Ms. Via's compensation arrangements, including those likely to be foregone. There was also considerable emphasis on pay-for-performance and stock appreciation over a three-year period, as part of the Company's continuing efforts to improve its financial performance and return to profitability on a long-term basis.

Severance Agreements

Severance benefits are part of our overall compensation philosophy, in order both to attract and retain highly qualified key executives and to provide competitive total compensation. The Committee considers severance benefits to be an important element of a competitive compensation package but does not consider severance benefits to be a significant factor in determining annual total compensation.

In April 2011, the Company entered into severance agreements with Ms. Dahl, Mr. Komarek and Ms. Rice. The severance agreements provide that the executive officer is and remains an at-will employee and thus may be terminated at any time with or without "cause", as such term is defined in the agreement. If the executive officer is terminated without cause and executes a general release of claims in favor of the Company, the Company will be obligated to pay the executive a severance payment in the aggregate equal to six months of the executive's current salary or, if greater, six months of the executive's highest annual salary at any time during the twelve months preceding the date of termination. The Company also agrees to pay the Company portion of any COBRA health and dental premiums for the six-month severance period, unless the executive is eligible for a government subsidy with respect to such COBRA benefits. The agreement also contains a provision prohibiting the executive officer, during the period of his or her employment and for a one-year period after the date his or her employment with the Company ends, from (i) engaging in certain competitive activities; (ii) soliciting employees to either leave their employment with the Company or its affiliates or to establish a relationship with a "Competitor" (as such term is defined in the agreement); and (iii) soliciting, engaging or inducing a vendor or supplier of the Company or its affiliates to sever or materially alter its relationship with the Company or to establish a relationship with a Competitor.

In connection with the expiration of Mr. Michielutti's one-year employment agreement, in January 2013, the Company entered into a severance agreement with Mr. Michielutti upon terms comparable to those described in the preceding paragraph. The terms of Ms. Via's severance arrangements under her employment agreement are described above under "Employment Agreement with LuAnn Via".

For information regarding the amounts of severance, if any, each NEO would have received under the applicable agreements based on a hypothetical termination date of February 1, 2014, the last day of Fiscal 2013, see "Payments Upon Termination or Change-in-Control" on pages 41-43.

Retention Agreements

In response to an unsolicited offer to acquire the Company, which the Board and the Committee recognized to be highly disruptive to the Company's daily operations and which could cause certain key members of management to consider other employment opportunities, in July 2012, the Committee approved a management retention plan (the "Retention Plan") and the entry into retention agreements issued pursuant to the Retention Plan for certain members of management, other than the then-CEO, including Mr. Michielutti, Ms. Dahl, Mr. Komarek and Ms. Rice. The Retention Plan was intended to ensure that the most critical members of management remain fully engaged and focused on driving improved performance at the Company for the benefit of the Company's stockholders. The retention agreements provided for a lump sum cash award to be paid on July 5, 2013. The amount of the award paid to each of the NEOs in July 2013 equaled the NEO's annualized base salary, without regard to bonuses and other incentive compensation, as in effect immediately prior to the payment. The amounts of those retention payments are listed under the "Bonus" column in the "Summary Compensation Table" on page 36.

Compensation Committee Report

The Committee has reviewed and discussed the "Compensation Discussion and Analysis" section set forth above with our management. Based on this review and discussion with management, the Committee recommended to our Board that the "Compensation Discussion and Analysis" be included in this proxy statement and in our Report on Form 10-K for the period ended February 1, 2014.

Members of the Compensation Committee

Mark A. Cohn, Chair
Anne L. Jones
David A. Levin
William F. Sharpe, III

Compensation Risk Analysis

During each of the past several fiscal years, the Committee has actively engaged in reviewing and modifying aspects of the Company's executive compensation program in light of the current business environment and the Company's recent and projected financial performance. As part of that analysis, the Committee has considered and discussed potential risks that could arise from the Company's compensation policies and practices and the extent to which any of those risks could reasonably likely have a material adverse effect on the Company. Based on that review and analysis, the Committee believes that the Company's compensation program reflects an appropriate mix of compensation elements that balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executive roles. The following items illustrate this point:

•	all members of the Committee are independent within the meaning of the NYSE listing standards;

•	the Committee has engaged and received advice from an independent compensation consultant;

•	we establish goals and objectives in our incentive programs that the Committee believes are reasonable and can be achieved by our executive officers without taking undue risks for the Company;

•	our incentives typically provide for a defined range of payout opportunities and the potential award value is capped (typically at no more than 200% of the award value at target);

•	total direct compensation opportunity includes long-term, equity-based incentive awards with vesting schedules that fully materialize over several years;

•	the ability under the Company's 2009 Qualified Annual Incentive Plan to alter, suspend or discontinue a participant's rights with respect to a potential annual incentive award;

•	we review and determine annually the design of our annual incentive and equity award programs, including any applicable financial performance goals under such programs;

•
our Insider Trading Policy prohibits our executives from hedging the Company's stock, pledging the Company's stock and engaging in transactions involving derivative products related to the Company's stock;

•	we provide in our performance-based equity agreements that the grant and delivery of equity is subject to any clawback policies adopted by the Company;

•
we grant equity incentive awards annually with multi-year vesting or performance periods, so executives typically have equity awards that are unvested and which could decrease significantly in value if our business is not managed for the long-term;

•	ethical behaviors are a component of the core values section of our annual performance assessment; and

•	we provide periodic training on our Code of Conduct to educate our employees as to appropriate behaviors and the consequences of taking inappropriate actions.

Based on the above combination of items, the Committee believes that (i) our executives are encouraged to manage the Company prudently, and (ii) our incentive programs are designed in a manner to encourage our senior business leaders not to take risks that are inconsistent with the Company's best interests or are reasonably likely to have a material adverse effect on the Company.

Compensation Tables

Summary Compensation Table

The following table shows the cash and non-cash compensation for Fiscal 2013 and the previous two fiscal years that was awarded to or earned by individuals who served as our Chief Executive Officer or Chief Financial Officer during Fiscal 2013 and each of our three other most highly compensated executive officers who were serving as executive officers at the end of Fiscal 2013 (the "NEOs"). Fiscal 2013 was a 52-week period; Fiscal 2012 was a 53-week period; and Fiscal 2011 was a 48-week period.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation (4)	All Other Compensation ($)(5)	Total ($)
LuAnn Via	2013	800,000	—	—		—		—	46,496	846,496
President, Chief Executive	2012	153,846	200,000	—		3,751,900	(7)	—	32,817	4,138,563
Officer (6)

Peter G. Michielutti	2013	362,692	365,000	52,500		52,501		301,833	1,351	1,135,877
Senior Vice President,	2012	275,962	—	72,200	(9)	22,092		—	—	370,254
Chief Financial Officer (8)

Monica L. Dahl	2013	289,231	290,000	35,500		35,501		200,582	969	851,783
Senior Vice President,	2012	295,972	—	42,750	(9)	42,748		—	—	381,470
Marketing	2011	262,885	—	90,004	(10)	90,000		—	819	443,708

Luke R. Komarek	2013	282,677	284,000	34,500		34,501		196,037	2,632	834,347
Senior Vice President,	2012	285,992	—	41,309	(9)	41,308		—	—	368,609
General Counsel	2011	254,112	—	74,996	(10)	75,001		—	792	404,901

Michelle L. Rice	2013	273,461	275,000	33,000		33,001		189,646	3,812	807,920
Senior Vice President,	2012	274,923	—	39,751	(9)	39,748		—	5,916	360,338
Store Operations	2011	234,615	—	74,996	(10)	75,001		—	5,381	389,993

(1)	The bonus included in this column reflects a signing bonus paid to Ms. Via per her employment agreement and retention payments paid to the other NEOs, as described on pages 34-35.

(2)
The amounts shown in this column represent the grant date fair values of the performance-based and/or time-based restricted stock awards made in Fiscal 2013, Fiscal 2012 and Fiscal 2011, calculated in accordance with ASC 718 based on the closing share price of our common stock on the date of grant. Additional information related to the calculation of the grant date fair value is set forth in Note 9 of the Notes to the Consolidated Financial Statements included in our 10-K Report.

(3)
The amounts shown in this column represent the grant date fair values of non-qualified stock option awards. In accordance with ASC 718, the grant date fair values for these awards have been determined using the Black-Scholes method and were based on the assumptions presented in Note 9 of the Notes to the Consolidated Financial Statements included in our 10-K Report.

(4)	The amounts shown in this column represent amounts awarded and earned under the Company's annual incentive plan for Fiscal 2013, as discussed on pages 24-26.

(5)    All other compensation for Fiscal 2013 consisted of the following:

Name	Auto Allowance/ Car Lease		401(k) Matching Contributions (A)	Moving and Relocation (B)	Total
LuAnn Via	10,615		1,231	34,650	46,496
Peter G. Michielutti	—		1,351	—	1,351
Monica L. Dahl	—		969	—	969
Luke R. Komarek	—		2,632	—	2,632
Michelle L. Rice	3,812	(C)	—	—	3,812

(A)
Represents the amount of the Company's discretionary matching contributions to the Company's 401(k) Plan, including the amount of the contribution, if any, that was paid directly to the individual in order for the 401(k) Plan to meet the Actual Contribution Percentage Test prescribed by the Department of Treasury.

(B)	Represents the cost of temporary living, personal commuting and relocation expenses paid or reimbursed by the Company pursuant to the terms of Ms. Via's employment agreement with the Company.

(C)	Represents the taxable amount added to Ms. Rice's income based on personal use of a vehicle leased by the Company for her use.

(6)	Ms. Via became President and Chief Executive Officer on November 26, 2012.

(7)
In connection with being named President and Chief Executive Officer, Ms. Via was granted options to purchase 2,000,000 shares of the Company's common stock at a price of $3.43 per share. The options were granted outside of the terms of the 2005 Stock Plan in reliance on the employment inducement award exemption under NYSE Rule 303A.08.

(8)	Mr. Michielutti became Senior Vice President, Chief Financial Officer on April 23, 2012.

(9)
The amounts represent grant date fair values of the target payout amounts for performance-based restricted stock awards for Fiscal 2012. There was no additional performance-based restricted stock awarded for performance above target. All of the Fiscal 2012 performance-based restricted stock awards were forfeited, as the performance target was not achieved.

(10)
The amounts include the grant date fair values of the target payout amounts for performance-based restricted stock awards for Fiscal 2011 as follows: Ms. Dahl, $45,002; Mr. Komarek, $37,498; and Ms. Rice, $37,498. The grant date fair values of the maximum potential payout amounts for Fiscal 2011 performance-based restricted stock awards were as follows: Ms. Dahl, $67,504; Mr. Komarek, $56,250; and Ms. Rice, $56,250. All of the Fiscal 2011 performance-based restricted stock awards were forfeited, as the threshold performance criteria were not achieved.

Grants of Plan-Based Awards for Fiscal 2013

The following table provides information regarding the grants of plan-based awards made to the NEOs during Fiscal 2013.

									All Other Stock Awards: Number of Shares of Stock or Units (#) (2)		All Other Option Awards: Number of Securities Underlying Options (#) (2)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
LuAnn Via	N/A	N/A	—	—	—	—	—	—	—		—		—	—

Peter G. Michielutti	1/29/2013	3/15/2013	—	—	—	—	—	—	8,400	(4)	—		6.25	52,500
	1/29/2013	3/15/2013	—	—	—	—	—	—	—		13,755	(5)	6.25	52,501
	N/A	N/A	54,404	217,615	435,230	—	—	—	—		—		—	—

Monica L. Dahl	1/29/2013	3/15/2013	—	—	—	—	—	—	5,680	(4)	—		6.25	35,500
	1/29/2013	3/15/2013	—	—	—	—	—	—	—		9,301	(5)	6.25	35,501
	N/A	N/A	36,154	144,616	289,231	—	—	—	—		—		—	—

Luke R. Komarek	1/29/2013	3/15/2013	—	—	—	—		—	5,520	(4)	—		6.25	34,500
	1/29/2013	3/15/2013	—	—	—	—	—	—	—		9,039	(5)	6.25	34,501
	N/A	N/A	35,335	141,339	282,677	—	—	—	—		—		—	—

Michelle L. Rice	1/29/2013	3/15/2013	—	—	—	—	—	—	5,280	(4)	—		6.25	33,000
	1/29/2013	3/15/2013	—	—	—	—	—	—	—		8,646	(5)	6.25	33,001
	N/A	N/A	34,183	136,731	273,461	—	—	—	—		—		—	—

(1)
The amounts in these columns show the potential payout, if any, for each NEO under the Fiscal 2013 annual incentive plan (calculated as a percent of the NEOs salary for the fiscal year) if the threshold, target or maximum goals are met for all three performance measures. These potential payouts are performance driven and at-risk. See pages 25-26 for a description of the performance goals and the method of calculating potential payouts.

(2)	All awards in these columns were made pursuant to the 2005 Stock Plan.

(3)
The dollar values of stock options and restricted stock disclosed in this column are equal to the grant date fair values computed in accordance with ASC 718. A discussion of the assumptions used in calculating the grant date fair values is set forth in Note 9 of the Notes to the Consolidated Financial Statements included in the 10-K Report.

(4)
One-third of the restricted stock vested on March 15, 2014. An additional one-third of the restricted stock will vest on March 15, 2015 and March 15, 2016, respectively, assuming the NEO remains employed by the Company on such dates.

(5)
One-third of the options vested on March 15, 2014. An additional one-third of the options will vest on March 15, 2015 and March 15, 2016, respectively, assuming the NEO remains employed by the Company on such dates.

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Outstanding Equity Awards at the End of Fiscal 2013

The following table sets forth certain information concerning equity awards held by each NEO as of February 1, 2014, the last day of fiscal 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) (Unexercisable)		Option Exercise Price($) (1)	Option Expiration Date	Number of Shares of Stock or Units That Have Not Vested (#)		Market Value of Shares of Stock or Units That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
LuAnn Via	500,000	—		3.43	11/26/2022	—		—	—	—
	500,000	1,000,000	(3)	3.43	11/26/2022	—		—	—	—

Peter G. Michielutti	30,000	—		1.86	4/23/2022	—		—	—	—
	—	13,755	(4)	6.25	3/15/2023	—		—	—	—
	—	—		—	N/A	8,400	(5)	59,976	—	—

Monica L. Dahl	4,000	—		17.90	5/10/2014	—		—	—	—
	18,000	—		16.41	11/3/2014	—		—	—	—
	16,500	—		19.45	2/7/2016	—		—	—	—
	12,600	—		17.98	4/18/2017	—		—	—	—
	15,000	—		10.56	4/14/2018	—		—	—	—
	20,200	—		10.80	4/19/2020	—		—	—	—
	20,989	10,494	(6)	6.28	4/18/2021	—		—	—	—
	12,332	24,663	(7)	1.91	3/29/2022	—		—	—	—
	—	9,301	(4)	6.25	3/15/2023	—		—	—	—
	—	—		—	N/A	2,389	(8)	17,057	—	—
	—	—		—	N/A	5,680	(5)	40,555	—	—

Luke R. Komarek	9,500	—		17.63	5/21/2017	—		—	—	—
	6,000	—		13.31	10/30/2017	—		—	—	—
	7,500	—		10.56	4/14/2018	—		—	—	—
	28,000	7,000	(9)	4.18	4/13/2019	—		—	—	—
	21,200	—		10.80	4/19/2020	—		—	—	—
	17,491	8,745	(6)	6.28	4/18/2021	—		—	—	—
	11,917	23,832	(7)	1.91	3/29/2022	—		—	—	—
	—	9,039	(4)	6.25	3/15/2023	—		—	—	—
	—	—		—	N/A	1,990	(8)	14,209	—	—
	—	—		—	N/A	5,280	(5)	37,699	—	—

Michelle L. Rice	2,500	—		10.80	4/19/2020	—		—	—	—
	14,400	—		6.18	12/27/2020	—		—	—	—
	17,491	8,745	(6)	6.28	4/18/2021	—		—	—	—
	11,467	22,932	(7)	1.91	3/29/2022	—		—	—	—
	—	8,646	(4)	6.25	3/15/2023	—		—	—	—
	—	—		—	N/A	1,990	(8)	14,209	—	—
	—	—		—	N/A	5,280	(5)	37,699	—	—

(1)	The option exercise prices in these columns are equal to the respective closing price of one share of the Company's common stock on the NYSE on the date of grant of the related option.

(2)
The amounts in this column represents the number of shares of restricted stock indicated multiplied by the closing price of our common stock on the NYSE ($7.14) on January 31, 2014, the last business day of Fiscal 2013.

(3)	Options vest as to one-half of the shares on November 26, 2014 and November 26, 2015, respectively, assuming the NEO remains employed by the Company on such dates.

(4)
Options vested as to one-third of the shares on March 15, 2014 and vest as to one-third of the shares on March 15, 2015 and March 15, 2016, respectively, assuming the NEO remains employed by the Company on such dates.

(5)
One-third of the restricted stock vested on March 15, 2014. An additional one-third of the restricted stock will vest on March 15, 2015 and March 15, 2016, respectively, assuming the NEO remains employed by the Company on such dates.

(6)	Options vested on April 18, 2014.

(7)	Options vested as to one-half of the shares on March 29, 2014 and vest as to one-half of the shares on March 29, 2015, assuming the NEO remains employed by the Company on such date.

(8)	Shares of restricted stock vested on April 18, 2014.

(9)	Options vested on April 13, 2014.

Option Exercises and Stock Vested for Fiscal 2013

The following table sets forth certain information concerning any stock options exercised and restricted stock awards vested during fiscal 2013 with respect to the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
LuAnn Via	—	—	—	—
Peter G. Michielutti	—	—	—	—
Monica L. Dahl	—	—	4,788	30,069
Luke R. Komarek	—	—	4,523	28,437
Michelle L. Rice	—	—	4,023	29,652

(1)	The value realized upon vesting of the stock awards is based on the closing stock price of our common stock on the NYSE on the date the award vested.

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Equity Compensation Plan Information

The following table provides information regarding our common stock that may be issued under our equity compensation plans at February 1, 2014. (Information regarding the amount that may be issued under our equity compensation plans as of May 1, 2014 is found on pages 45-46.)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1) (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2) (c)
Equity compensation plans approved by security holders	1,709,727		5.71	3,131,262
Equity compensation plans not approved by security holders	2,000,000	(3)	3.43	—
Total	3,709,727		4.48	3,131,262

(1)	Includes the following equity compensation plans of the Company and the number of shares issuable upon exercise of outstanding options or the vesting of restricted stock granted under each plan:

1997 Stock Incentive Plan	51,700
Second Amended and Restated 2005 Stock Incentive Plan	1,402,220
Second Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors	183,000
2013 Directors' Equity Incentive Plan	72,807

(2)	Includes the following equity compensation plans of the Company and the number of shares remaining available for issuance under each plan:

Second Amended and Restated 2005 Stock Incentive Plan	2,704,069
2013 Directors' Equity Incentive Plan	427,193

The types of awards permitted under these two plans are stock options, stock appreciation rights, restricted stock and restricted stock units.

(3)
Amount represents two employee inducement grants of non-qualified stock options to LuAnn Via in connection with her joining the Company effective November 26, 2012. One grant of 500,000 options vested on February 1, 2014 and the other grant of 1,500,000 options vests ratably over a three-year period. Further information regarding these grants may be found in the "Compensation Discussion and Analysis".

Payments upon Termination or Change-in-Control

Employment and Severance Agreements with the Named Executive Officers

Severance Agreements. As described in the "Compensation Discussion and Analysis", in April 2011, the Company entered into severance agreements with each of the then-employed NEOs and, in January 2013, the Company entered into a severance agreement with Peter G. Michielutti. The severance agreements provide that the executive officer is and remains an at-will employee and thus may be terminated at any time with or without "cause", as such term is defined in the severance agreements. If the executive officer is terminated without cause and executes a general release of claims in favor of the Company, the Company will be obligated to pay the executive a severance payment, in the aggregate, which equals six months of the executive's current salary or, if greater, six months of the executive's highest annual salary at any time during the twelve months preceding the date of termination. In addition, the severance agreements provide that we will pay the Company portion of COBRA health and dental premiums for a six-month period, unless the executive is eligible for a government subsidy with respect to such COBRA benefits. The severance agreements also contain a provision prohibiting the executive, during the period of his or her employment and for a period of one year after the date his or her employment with the Company and its affiliates ends, from (i) engaging in certain competitive activities; (ii) soliciting employees to either leave their employment with the Company or its affiliates or to establish a relationship with a "Competitor" (as such term is defined in the severance agreements); and (iii) soliciting, engaging or inducing a vendor or supplier of the Company or its affiliates to sever or materially alter its relationship with the Company or to establish a relationship with a Competitor.

Via Employment Agreement. We entered into an employment agreement with Ms. Via on October 29, 2012, which agreement is also described under "Employment, Severance and Retention Agreements with Named Executive Officers" in the "Compensation Discussion and Analysis" section. The agreement provides that, in the event that Ms. Via's employment with the Company is terminated without "cause" or she voluntarily resigns for "good reason", in each case, in the absence of a "change-in-control" of the Company (as such terms are defined in the agreement), Ms. Via will be entitled to receive a severance payment equal to one times her annual base salary. In the event of Ms. Via's termination by the Company or her voluntary resignation for good reason upon or within twelve months after a change-in-control of the Company, Ms. Via would be entitled to receive cash severance in an amount equal to two times the sum of her then-current annual base salary and on-target bonus. Ms. Via is also entitled to receive payments equivalent to her cost of COBRA insurance premiums for a period not to exceed 18 months after employment termination.

Potential Payments upon Termination or Change-in-Control

The following table provides information regarding potential payments to be made to the NEOs in the event of a termination of employment as a result of death, disability or involuntary termination, a change-in-control and certain terminations following a change-in-control.

The NEOs are not entitled to any payments upon voluntary termination. Amounts in the table reflect additional payments the NEO would be entitled to assuming a termination and/or a change-in-control occurred on February 1, 2014.

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Estimated Payments on Termination or Change-in-Control Payments

		Event
Name	Type of Payment	Payments Upon Death or Disability ($) (1)	Payments Upon Change-in-Control ($) (1) (2)	Payments Upon Involuntary Termination Pursuant to Agreement ($)	Payments Upon Involuntary Termination After a Change-in-Control Occurs ($) (1) (2)
LuAnn Via	Salary Continuation Cash Severance	—	—	800,000	1,600,000
	COBRA Premiums	—	—	8,261	8,261
	Acceleration of Restricted Stock	—	—	—	—
	Acceleration of Stock Options	—	7,420,000	—	7,420,000
	Total	—	7,420,000	808,261	9,028,261

Peter G. Michielutti	Salary Continuation Cash Severance	—	—	182,500	182,500
	COBRA Premiums	—	—	—	—
	Acceleration of Restricted Stock	52,500	52,500	—	52,500
	Acceleration of Stock Options	—	170,642	—	170,642
	Total	52,500	223,142	182,500	405,642

Monica L. Dahl	Salary Continuation Cash Severance	—	—	145,000	145,000
	COBRA Premiums	—	—	5,966	5,966
	Acceleration of Restricted Stock	50,503	50,503	—	50,503
	Acceleration of Stock Options	—	228,837	—	228,837
	Total	50,503	279,340	150,966	430,306

Luke R. Komarek	Salary Continuation Cash Severance	—	—	142,000	142,000
	COBRA Premiums	—	—	—	—
	Acceleration of Restricted Stock	46,997	46,997	—	46,997
	Acceleration of Stock Options	—	321,175	—	321,175
	Total	46,997	368,172	142,000	510,172

Michelle L. Rice	Salary Continuation Cash Severance	—	—	137,500	137,500
	COBRA Premiums	—	—	5,966	5,966
	Acceleration of Restricted Stock	57,994	57,994	—	57,994
	Acceleration of Stock Options	—	223,989	—	223,989
	Total	57,994	281,983	143,466	425,449

(1)
Restricted stock is listed at its dollar value as of January 31, 2014, the last business day of Fiscal 2013, based on the $7.14 closing sales price of our common stock on the NYSE on that date. Forfeiture restrictions lapse as to all of the restricted stock following a change-in-control, upon the NEO's death or if the NEO becomes disabled.

(2)
The values for accelerated stock options listed in the table are calculated by multiplying (1) the difference between (a) $7.14, the closing sales price on the NYSE of our common stock on January 31, 2014, the last business day of Fiscal 2013, and (b) the exercise price per share for that option grant, by (ii) the number of shares subject to that option grant for which vesting would accelerate upon a change-in-control. Forfeiture restrictions lapse as to all of the stock options following a change-in-control.

ITEM 2 — ADVISORY APPROVAL OF THE COMPANY'S NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act require that we permit our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in the "Compensation Discussion and Analysis" and the "Compensation Tables" sections beginning on pages 17 and 36, respectively. At our 2011 annual meeting, our stockholders approved, on an advisory basis, that an advisory vote on executive compensation should be held annually. Subsequently our Board determined that the advisory vote on executive compensation will be held every year until the next advisory vote on the frequency of such advisory votes on executive compensation.

We are asking our stockholders to indicate their support FOR the compensation of our NEOs as described in this proxy statement. We believe that our executive compensation program is well-structured to support the Company and its business objectives. It has been designed to implement certain core compensation principles, which include:

•
Providing a total compensation opportunity that approaches market levels of compensation paid to executive officers in the Company's compensation peer group so that we can attract, motivate, reward and retain executives who are able to drive the long-term success of the Company;

•	Pay for performance, which is achieved by linking annual cash incentives and long-term equity incentives to key Company financial measures; and

•	Alignment of management's interests with our stockholders' interests to support long-term value creation through our equity compensation programs and stock ownership guidelines.

We believe that our compensation programs and policies reflect an overall pay-for-performance culture that is closely aligned with the interests of our stockholders. The Compensation Committee of the Board has overseen the development of a balanced compensation program designed to achieve pay-for-performance and alignment with stockholder interests, as described more fully in the "Compensation Discussion and Analysis" section beginning on page 17. The compensation program was designed in a manner that we believe is reasonable, competitive and appropriately balances these goals with the goal of attracting, motivating, rewarding and retaining our executives.

At our 2013 annual meeting of stockholders, our stockholders approved our Fiscal 2012 compensation awarded to our NEOs with approximately 94.6% of the votes cast in favor of the proposal. Consistent with our stockholders' support, the Compensation Committee decided to retain the core design of our executive compensation program in Fiscal 2013, as it believes the current compensation program design continues to reward our executives for improved performance, motivates them to work towards achieving our long-term objectives and strengthens the alignment of their interests with the interests of our stockholders. However, the Company's management and Compensation Committee, with the input of the Compensation Committee's independent compensation consultant, reviewed our executive compensation program and made certain revisions to strengthen that alignment by increasing the focus on performance-based and at-risk compensation for Fiscal 2014. In particular, all of the equity grants to NEOs made at the beginning of Fiscal 2014 consist of performance-based restricted stock units which vest in whole or in part after a two-year or three-year performance period only if we meet or exceed certain performance metrics intended to support achievement of our long-term growth plan.

The Company believes that our executive compensation program is worthy of your support for the following reasons:

•
As described in the "Compensation Discussion and Analysis" section, a considerable portion of the NEOs' total potential compensation for Fiscal 2013 was tied to achievement of our Fiscal 2013 operating plan, which was designed to further the success of the Company to the benefit of our stockholders;

•
Our compensation program for executive officers delivers a considerable portion of at-risk compensation in the form of equity. If the value we deliver to our stockholders declines, so does the actual compensation we deliver to our executive officers;

•
We review the compensation programs and pay levels of executive officers at retail companies of similar size and complexity in order to ensure that our compensation programs are consistent with market practices;

•	We encourage long-term stock ownership by executive officers through our stock ownership guidelines and restricted stock awards, which vest over multiple years;

•
We have an Insider Trading Policy that prohibits our executive officers (and others, including directors) from engaging in derivative or hedging transactions involving Company stock or pledging Company stock;

•
We do not have any employment or severance agreements with executive officers that provide for cash severance payments automatically in connection with a change-in-control (i.e., no "single-trigger" provisions);

•	Our executive officers do not earn any additional retirement income under any supplemental executive retirement plan or other employer-funded pension;

•
We offer limited perquisites to our executive officers and do not provide for travel for spouses or significant others, security services or systems, supplemental life or long-term care insurance, reimbursement or payment of country club dues or memberships, or Company-funded financial planning services; and

•	We do not pay the tax liability (i.e., gross-ups) associated with the payment or reimbursement of any severance or perquisites we provide;

•	All members of the Compensation Committee are independent within the meaning of the NYSE listing standards; and

•	The Committee has engaged and receives advice from an independent compensation consultant.

We believe that the information we have provided above and within the "Compensation Discussion and Analysis" and "Compensation Tables" sections of this proxy statement demonstrates that our executive compensation program is designed appropriately and is working to ensure management's interests continue to be aligned with our stockholders' interests. Accordingly, we are asking our stockholders to vote "FOR" the following resolution at the annual meeting:

"RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company's NEOs, as disclosed in the Company's Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and other related narrative disclosures."

Because your vote on executive compensation is advisory, it is not binding on the Company, our Compensation Committee or our Board. However, we value the views of our stockholders and will continue to take into account the result of the vote when considering future executive compensation arrangements. We currently conduct annual advisory votes on executive compensation, and we expect to conduct our next advisory vote at our 2015 annual meeting of stockholders.

Board Recommendation

The Board recommends you vote FOR adoption of the resolution approving the compensation of our Named Executive Officers as described in this proxy statement. Proxies will be voted FOR adoption of the resolution unless otherwise specified.

ITEM 3 — PROPOSAL TO APPROVE THE
CHRISTOPHER & BANKS CORPORATION 2014 STOCK INCENTIVE PLAN

Background
On May 2, 2014, the Board of Directors adopted, subject to stockholder approval, the Christopher & Banks Corporation 2014 Stock Incentive Plan (the “2014 Stock Plan”). The purpose of the 2014 Stock Plan is to aid us in attracting, retaining, motivating and rewarding our key employees or employees of our affiliates to whom our successful operations and strong performance are tied, and to promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of our stockholders.
The Compensation Committee believes that equity incentive grants are vital to our interests and our stockholders, as they play an important role in our ability to attract and retain key management, align a significant percentage of our executives’ compensation to her or his performance, as well as ours, and generate in our executives a strategic long-term interest in our performance. As discussed below, the 2014 Stock Plan will allow for the continued use of stock-based compensation and will permit us significant flexibility in determining the types and specific terms of awards made to participants. This flexibility will allow us to make future awards based on the then-current objectives for aligning compensation with stockholder value.
Equity Compensation Plan Information as of May 1, 2014
We currently award stock-based compensation, including stock options and restricted stock under the 2005 Stock Plan. As of May 1, 2014, there were (i) 3,529,771 shares subject to outstanding stock options with a weighted average exercise price of $4.54 and a weighted average remaining term of 7.7 years under all of the Company’s equity plans and under the two employee inducement grants of non-qualified stock options to LuAnn Via in connection with her joining the Company in November 2012, and (ii) 387,754 shares of restricted stock awards outstanding under all of the Company’s equity plans. As of May 1, 2014, there were 1,761,313 shares available for future grants under the 2005 Stock Plan and 427,193 shares available under the

2013 Directors Plan. No further awards will be made pursuant to our 2005 Stock Plan following stockholder approval of the 2014 Stock Plan.
A copy of the 2014 Stock Plan is attached as Appendix A to this proxy statement. The following summary of the material terms of the 2014 Stock Plan is qualified in its entirety by reference to the full text of the 2014 Stock Plan.

Administration
The Compensation Committee administers the 2014 Stock Plan and has full power and authority to determine when and to whom awards will be granted, and the type, amount and other terms and conditions of each award, consistent with the provisions of the 2014 Stock Plan. Subject to the provisions of the 2014 Stock Plan, the Compensation Committee may amend the terms of, or accelerate the exercisability of, an outstanding award. The Compensation Committee has authority to interpret the 2014 Stock Plan and establish rules and regulations for the administration of the 2014 Stock Plan.
The Compensation Committee may delegate its powers under the 2014 Stock Plan to one or more officers, except that such delegated officers will not be permitted to grant awards to any members of the Board or executive officers who are subject to Section 16 of the Exchange Act or Section 162(m) of the Internal Revenue Code.

Eligibility

Any employee or officer of Christopher & Banks Corporation or an affiliate, or any person to whom an offer of employment has been made, and who is selected by the Compensation Committee to participate, is eligible to receive an award under the 2014 Stock Plan. The number of persons eligible to participate as of May 1, 2014, had the Plan been in effect, is estimated to be approximately 5,000 employees and officers as a class; however, historically the Company's Compensation Committee has not granted awards to more than approximately 100 employees in any single fiscal year.

Shares Available for Awards

The aggregate number of shares that may be issued under all stock-based awards made under the 2014 Stock Plan will be (i) the sum of 2,400,000 and (ii) any shares subject to any outstanding award under the 2005 Stock Plan that after June 26, 2014 are not purchased, are forfeited or are reacquired by the Company due to termination or cancellation of such award (including, with respect to an award of restricted stock or restricted stock units, any shares withheld or tendered to satisfy tax withholding obligations on shares covered by an award that is settled in cash). Restricted stock and restricted stock unit awards will reduce the number of shares available for future awards under the 2014 Stock Plan by 1.75 shares (rather than one share, as applies to stock options and stock appreciation rights (“SARs”) under the 2014 Stock Plan) for each share covered by such award or to which such award relates. In addition, for stock options and SARs, the aggregate number of shares with respect to which such awards are exercised, rather than the number of shares actually issued upon exercise, will be counted against the number of shares available for awards under the 2014 Stock Plan. If awards under the 2014 Stock Plan or, after June 26, 2014, awards under the 2005 Stock Plan that expire or otherwise terminate without being exercised (including, with respect to an award of restricted stock or restricted stock units, any shares withheld or tendered to satisfy tax withholding obligations on shares covered by an award that is settled in cash), the shares of common stock not acquired pursuant to such awards again become available for issuance under the 2014 Stock Plan in accordance with the share counting provisions in the 2014 Stock Plan. However, under the following circumstances, shares will not again be available for issuance under the 2014 Stock Plan: (i) shares unissued due to a “net exercise” of a stock option, (ii) any shares withheld or shares tendered to satisfy tax withholding obligations with respect to a stock option or SAR, (iii) shares covered by a SAR that is not settled in shares upon exercise and (iv) shares repurchased using stock option exercise proceeds.

Certain awards under the 2014 Stock Plan are subject to limitations. No person may be granted awards under the 2014 Stock Plan for more than 600,000 shares of our common stock in any calendar year.

The Compensation Committee will adjust the number of shares and share limit described above in the case of a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-off, repurchase or exchange of shares, or other similar corporate transaction where such an adjustment is necessary to prevent dilution or enlargement of the benefits available under the 2014 Stock Plan. Any adjustment determination made by the Compensation Committee shall be final, binding and conclusive.

Dilution and Burn Rate Commitment

In setting the amount of shares authorized under the 2014 Stock Plan for which stockholder approval is being sought, the Compensation Committee and the Board of Directors considered, among other factors, the historical amounts of equity awards granted by the Company, the potential future grants over the next several years and the analysis provided by shareholder advisory firms such as Institutional Shareholder Services, Inc. (“ISS”). When determining the total value of the equity awards granted to our named executive officers, the Committee reviews the compensation peer group data presented by its independent compensation consultant on a position-by-position basis. The Committee also considers recommendations by the CEO for the other named executive officers. The Company has not authorized specific grants of awards to be made under the 2014 Stock Plan, subject to stockholder approval. However, the Compensation Committee and the Board believe that the shares being requested should be sufficient for awards under the 2014 Stock Plan for approximately the next three years.

To reduce the dilutive impact of our equity award grants on our stockholders’ interests, we actively administer our equity grant program to make use of our resources as effective as possible. Equity awards are generally limited to (1) those positions deemed critical to our future success, (2) individuals whose personal performance makes them highly valuable to us, and (3) essential new hires.

We understand that stockholders are concerned about future dilution and that some investors and their advisors, such as ISS, use a “burn rate” calculation to assess the potential dilution of equity awards that have been granted in the recent past. Based on ISS’ methodology, the burn rate of the Company for the past three fiscal years was 0.81%, 11.85% and 6.95%, respectively. This represents a three-year average burn rate of 6.54%, which is higher than the burn rate cap of 4.16% applicable to the Company under ISS’ policies, based on the industry group ISS uses for comparative purposes. Our three-year average burn rate was elevated for Fiscal 2011-2013, largely due to the Fiscal 2012 long-term incentive inducement grants to LuAnn Via of non-qualified stock options to acquire 2.0 million shares in connection with Ms. Via’s hiring as our President and CEO. Ms. Via’s Fiscal 2012 inducement grants were made with the understanding that they are intended to be in lieu of any future grants of long-term equity awards to Ms. Via through January 30, 2016.

We are committed to maintaining an equity incentive program that accomplishes our goals of incentivizing, motivating and rewarding our key employees to drive long-term profitable growth of the Company, while being sensitive to our stockholders’ concerns regarding dilution. Accordingly, if the Company’s stockholders approve the 2014 Stock Plan as described in this proxy statement, the Board will not approve or authorize any equity incentive grants that cause the Company to exceed an average “gross burn rate” (as defined below) of 4.16% over the next three fiscal years (Fiscal 2014-2016).

In calculating our compliance with this maximum burn rate commitment, we define “gross burn rate” as the (a) total number of shares subject to stock awards (including stock options, stock appreciation rights, restricted stock, restricted stock units and other stock awards) granted during the fiscal year divided by (b) our weighted average common stock outstanding (i.e., “basic”, not “diluted”) for each fiscal year, as each number is reported in our periodic filings with the SEC. For purposes of this analysis, the number of shares subject to performance units, performance shares and performance-based options will be counted in the fiscal year in which they are earned, rather than the fiscal year in which they are granted. We also will exclude from our burn rate calculation any awards that are settled in cash, awards that are granted pursuant to stockholder-approved option exchange programs and awards assumed or substituted in connection with acquisitions. For purposes of our calculation, each share subject to a full value award (i.e., restricted stock, restricted stock units, performance shares, performance units and any other award that does not have an exercise price per share equal to the per share fair market value of our common stock on the grant date) will be counted as 1.5 shares.

Type of Awards and Terms and Conditions

The 2014 Stock Plan provides that the Compensation Committee may grant awards to eligible participants in any of the following forms, subject to such terms, conditions and provisions as the Compensation Committee may determine to be necessary or desirable:

•	stock options, including both incentive stock options (“ISOs”) and non-qualified stock options (together with ISOs, “options”);

•	stock appreciation rights ("SARs");

•	restricted stock;

•	restricted stock units; and

•	other stock-based awards.

Options and SARs

The holder of an option is entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of shares of our common stock over the grant price of the SAR.

Exercise Price. The exercise price per share of an option will in no event be less than 100% of the fair market value per share of our common stock underlying the award on the date of grant. The Compensation Committee has the discretion to determine the exercise price and other terms of SARs, except that the exercise price will in no event be less than 100% of the fair market value per share of our common stock underlying the award on the date of grant, unless such SAR is granted in substitution for a SAR previously granted by a merged or acquired entity. Without the approval of stockholders we will not amend or replace previously granted options or SARs in a transaction that constitutes a “repricing” as defined in the 2014 Stock Plan.

Vesting. The Compensation Committee has the discretion to determine when and under what circumstances an option or SAR will vest.

Exercise. The Compensation Committee has the discretion to determine the method or methods by which an option or SAR may be exercised, which methods may include a net exercise. The Compensation Committee is not authorized under the 2014 Stock Plan to accept a promissory note as consideration.

Expiration. Options and SARs will expire at such time as the Compensation Committee determines; provided, however, that no option or SAR may be exercised more than ten years from the date of grant, except in the case of an ISO held by a 10% stockholder, the option may not be exercised more than five years from the date of grant.

Special Limitations on ISOs. In the case of a grant of an option intended to qualify as an ISO, no such option may be granted to a participant who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of our stock or our subsidiaries unless the exercise price per share of our common stock subject to such ISO is at least 110% of the fair market value per share of our common stock on the date of grant, and such ISO award is not exercisable more than five years after its date of grant. In addition, options designated as ISOs shall not be eligible for treatment under the Internal Revenue Code as ISOs to the extent that either: (i) the aggregate fair market value of shares of common stock (determined as of the time of grant) with respect to which such ISOs are exercisable for the first time by the participant during any calendar year exceeds $100,000 or (ii) such ISOs otherwise remain exercisable but are not exercised within three months after termination of employment (or such other period of time provided in Section 422 of the Internal Revenue Code).

Restricted Stock and Restricted Stock Units

The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to restrictions imposed by the Compensation Committee, to receive shares of our common stock at some future date determined by the Compensation Committee. The grant, issuance, retention, vesting and/or settlement of restricted stock and restricted stock units will occur at such times and in such installments as determined by the Compensation Committee. The Compensation Committee will have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of restricted stock and restricted stock units subject to continued employment, passage of time and/or such performance conditions as are deemed appropriate by the Compensation Committee.

Dividend Equivalents

The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities or other property) equivalent to the amount of cash dividends paid by us to our stockholders, with respect to the number of shares determined by the Compensation Committee. Dividend equivalents will be subject to other terms and conditions determined by the Compensation Committee, but the Compensation Committee may not (i) grant dividend equivalents in connection with options or SARs or (ii) pay a dividend equivalent with respect to an award prior to the date on which all conditions or restrictions on such award have been satisfied, waived or lapsed.

Performance Awards

Option and SAR awards under the 2014 Stock Plan qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). In addition, the Compensation Committee may grant restricted stock and restricted stock unit awards under the 2014 Stock Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) (“performance awards”). A performance award will be conditioned solely upon the achievement of one or more objective performance goals established by the Compensation Committee in compliance with Section 162(m). The Compensation Committee must determine the length of the performance period, establish the performance goals for the performance period, and determine the amounts of the performance awards for each participant no later than 90 days after the beginning of each performance period according to the requirements of Section 162(m).

Performance goals must be based solely on one or more of the following, either individually, alternatively or in any combination, applied on a corporate, subsidiary, business unit, channel, merchandise category or line of business basis: net sales; net sales per foot; sales penetration; net sales per employee; net sales growth; same-store sales growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; gross profit; earnings (including earnings before taxes, earnings before interest and taxes, and/or earnings before interest, tax, depreciation and amortization); operating margins; merchandise margins; gross margins; gross margin return on inventory; inventory turns; inventory levels on a comparative basis; return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the our shares or any of our other publicly traded securities; price-to-earnings ratio; economic value-added models or equivalent metrics; comparisons with one or more stock market indices; comparisons with one or more peer group indices or peer group metrics; return on capital (including return on total capital or return on invested capital); reductions in costs, including reductions in net store lease costs and/or reductions in net store rental costs; return on investments; cash flow; cash flow from operations or cash flow per share (before or after accounting for any or all of the following: dividends, income tax payments or refunds, capital expenditures); expense ratios; total expenditures; improvement in or attainment of expense levels or working capital levels; cash and cash equivalents; debt reductions; stockholder equity; raising capital; market share; net new store openings; growth in number of stores or growth in total square footage; store traffic levels; transactions per store; sales conversion; average dollar sale; employee turnover; private label credit card (“PLCC”) customers and PLCC sales and sales growth; and implementation, completion or attainment of measurable objectives with respect to (i) strategic plan development and/or implementation, (ii) tactical plans, (iii) sales plan, (iv) financial or operational metrics, (v) annual operating budgets, (vi) establishing and/or maintaining multiple vendors and/or sourcing providers, (vii) products or projects, (viii) acquisitions and divestitures, and (ix) recruiting, retaining and developing personnel. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria.

Under the 2014 Stock Plan, the Compensation Committee is required to certify that the applicable performance goals have been met prior to payment of any performance awards to participants.

Other Stock-Based Awards

The Compensation Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the 2014 Stock Plan. Awards with a purchase right will have a purchase price equal to at least 100% of the fair market value of the shares of our common stock on the date of grant.

Duration, Termination and Amendment

The 2014 Stock Plan has a term of ten years expiring on May 2, 2024, unless terminated earlier by the Board. The Board may at any time and from time to time and in any respect amend or modify the 2014 Stock Plan. The Board shall require the approval of any amendment of the 2014 Stock Plan that would: (i) be required under the listing requirements of the NYSE or another exchange or securities market on which our shares are then listed for trading, (ii) increase the number of shares authorized under the 2014 Stock Plan, (iii) increase the 600,000 annual per-person share limit, (iv) permit a repricing of options or SARs, (v) permit the award of options or SARs with an exercise price less than 100% of the fair market value of a share on the date of grant, or (vi) increase the maximum term of options or SARs. No amendment or modification of the 2014 Stock Plan may be made that would adversely affect any outstanding award without the consent of the participant or the current holder of the award.

Effect of Corporate Transaction

Awards under the 2014 Stock Plan are generally subject to special provisions upon the occurrence of any reorganization, merger, consolidation, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Shares, or any other similar corporate transaction with respect to us. In the event of such a corporate transaction, the Compensation Committee or the Board may provide for one or more of the following to occur upon the occurrence of the event (or immediately prior to such event, provided the event is consummated):

•
termination of any award, whether vested or not, in exchange for an amount of cash and/or other property equal to the amount that would have been received upon exercise of the award or the realization of the participant’s rights under the award. Awards may be terminated without payment if the Compensation Committee or Board determines that no amount is realizable under the award as of the time of the transaction.

•	replacement of any award with other rights or property selected by the Compensation Committee;

•	the assumption of any award by the successor entity (or its parent or subsidiary) or the arrangement for the substitution for similar awards covering the stock of such successor entity; or

•	require that the award cannot vest, be exercised or become payable until after a future date, which may be the effective date of the corporate transaction.

Clawback or Recoupment

All awards under the 2014 Stock Plan will be subject to forfeiture or other penalties pursuant to any clawback policy we may adopt or amend from time to time, as determined by the Compensation Committee.

Limited Transferability of Awards

Except as otherwise provided by the Compensation Committee, no award or other right or interest of a participant under the 2014 Stock Plan (other than fully vested and unrestricted shares issued pursuant to an award) shall be transferable by a participant other than by will or by the laws of descent and distribution, and no right or award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable. If a transfer is allowed by the Compensation Committee (other than for fully vested and unrestricted shares), the transfer will be for no value and shall comply with the Form S-8 rules. The Compensation Committee may establish procedures to allow a named beneficiary to exercise the rights of the participant and receive any property distributable with respect to any award upon the participant’s death.

Federal Income Tax Consequences

Grant of Options and SARs

The grant of a stock option or SAR is not expected to result in any taxable income to the recipient.

Exercise of Options and SARs

Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. The holder of an ISO generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs

The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO before the applicable ISO holding periods set forth in the Internal Revenue Code have been satisfied.

Awards Other than Options and SARs

If an award is payable in shares of our common stock that are subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of: (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount. As to other awards granted under the 2014 Stock Plan that are payable either in cash or shares of our common stock not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to: (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date such shares are received) over (ii) the amount (if any) paid for the shares by the holder of the award. We generally will be entitled at that time to an income tax deduction for the same amount, subject to the rules of Section 162(m).

Income Tax Deduction

Subject to the tax rules requiring that compensation be reasonable in order to be deductible, our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and certain other performance awards paid under the 2014 Stock Plan are “qualified performance-based compensation” within the meaning of Section 162(m), we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2014 Stock Plan. However, nothing in the 2014 Stock Plan prevents the Compensation Committee from making awards that do not qualify for tax deductibility under Section 162(m).

Special Rules for Executive Officers Subject to Section 16 of the Exchange Act

Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise or settlement of an award may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Section 409A of the Internal Revenue Code

The Compensation Committee intends to administer and interpret the 2014 Stock Plan and all award agreements in a manner consistent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award.

New Plan Benefits

No awards have yet been granted under the 2014 Stock Plan, as it will only take effect upon stockholder approval at the 2014 Annual Meeting. The number and types of awards that will be granted under the 2014 Stock Plan in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion. The closing price of a share of our common stock, as reported on the NYSE on May 1, 2014, was $6.55.

Board Recommendation

The Board recommends a vote FOR approval of the 2014 Stock Plan. Proxies will be voted FOR approval of the 2014 Stock Plan unless otherwise specified.

ITEM 4 — PROPOSAL TO APPROVE THE
CHRISTOPHER & BANKS CORPORATION 2014 ANNUAL INCENTIVE PLAN

Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) limits the Company’s deduction for federal income tax purposes of compensation in excess of $1.0 million per individual paid to the Company’s Chief Executive Officer and its three highest paid executive officers, excluding the Chief Financial Officer. Compensation which is performance-based within the requirements of Section 162(m) and is approved by the Company’s stockholders will not be subject to the deduction limit. Therefore, in order to maximize the Company’s tax deductions, the Board of Directors of the Company is requesting that stockholders approve the Christopher & Banks Corporation 2014 Annual Incentive Plan (“Incentive Plan”) at the Annual Meeting.

The following is a summary of the material features of the Incentive Plan. The Incentive Plan is attached as Appendix B to this proxy statement and the following summary is qualified in its entirety by reference to the full text of the Incentive Plan.

Purpose

The Incentive Plan is designed to attract, retain and reward highly qualified executives who are important to the Company’s success and to provide incentives relating directly to the financial performance and long-term growth of the Company and to authorize the issuance of performance awards which qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

Administration

The Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee shall have the power to amend the Incentive Plan or terminate the Incentive Plan at any time, as a whole or with respect to any participant or group of participants, and any such amendment or termination shall be binding on all participants and their beneficiaries and all other parties of interest. In accordance with the Compensation Committee’s authority to amend or terminate the Incentive Plan, such amendment or termination may amend, alter, suspend, discontinue or terminate a participant’s rights with respect to any outstanding awards not yet certified by the Company, either prospectively or retroactively, without the consent of the participant or beneficiary thereof; provided that the Committee may not amend any award in any manner that would cause the award to fail to qualify as “qualified performance-based compensation” within the meaning of Section 162(m).

Eligible Participants

Individuals who are eligible to participate in the Incentive Plan include any full-time officer or employee of the Company or any wholly owned subsidiary, including any officer or employee subject to Section 162(m) of the Code, and who are designated by the Compensation Committee to receive awards. The number of persons eligible to participate as of May 1, 2014, had the Plan been in effect, is estimated to be approximately 5,000 employees and officers as a class; however, historically the Company's Compensation Committee has not granted awards to more than approximately 100 employees in any single fiscal year.

Awards under the Incentive Plan

Not later than 90 days after the beginning of the performance period, the Compensation Committee (i) designates all participants for that performance period, and (ii) establishes the objective performance factors for each participant for that performance period on the basis of one or more of the criteria set forth in the Incentive Plan; provided that, with respect to such criteria, the outcome is substantially uncertain at the time the Compensation Committee actually establishes the goal. The Compensation Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period of less than twelve months, in no event will a performance goal be considered to be pre-established if it is established after 25% of the performance period (as scheduled in good faith at the time the goal is established) has elapsed.

Individual awards will be based on attainment of various business criteria set forth in the Incentive Plan, as determined by the Compensation Committee, and include such criteria as net sales, net sales growth or same-store sales growth, earnings per share, gross profits or margins, return on assets or equity, reductions in costs, cash flow and total expenditures. For a complete list of the performance criteria, please refer to Section 4(b) of the Incentive Plan.

The maximum incentive amount that can be paid to any participant with respect to any one calendar year is $2,000,000. If an award is cancelled, the cancelled award shall continue to count against this annual limitation. Bonuses will be paid only when the Compensation Committee certifies that the relevant performance criteria established for the performance period have been met.

New Plan Benefits

Because the Compensation Committee may determine the number and type of awards at its sole discretion, including determining the performance metrics and measures under which it will evaluate the Company's actual performance, it is not possible to determine the amount and type of awards that would have been awarded for fiscal year 2013 had the 2014 Incentive Plan been in effect during that year.

Board Recommendation

The Board recommends a vote FOR approval of the Christopher & Banks Corporation 2014 Annual Incentive Plan. Proxies will be voted FOR approval of the Christopher & Banks Corporation 2014 Annual Incentive Plan unless otherwise specified.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the amended and restated charter can be found on the Investor Relations page in the Corporate Governance section of our website at www.christopherandbanks.com. The Audit Committee of the Company's Board of Directors is currently composed of the following independent directors: William F. Sharpe, III; Paul L. Snyder; Patricia A. Stensrud; and Lisa W. Wardell (Chair). The Board of Directors has reviewed the status of each of the members of its Audit Committee and has confirmed that each meets the independence requirements of the NYSE and the SEC, and that William F. Sharpe, III; Paul L. Snyder; and Lisa W. Wardell each qualifies as an "audit committee financial expert", as defined by the SEC.

Management is responsible for the Company's internal controls and the financial reporting process. Christopher & Banks' independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to hire, monitor and oversee the independent registered public accounting firm.

In this context, the Audit Committee has met and held discussions with management and with KPMG LLP, the Company's independent registered public accounting firm for the fiscal year ended February 1, 2014. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent accountants matters required to be discussed by the Public Company Accounting Oversight Board ("PCAOB"), Auditing Standard No. 16, Communications with Audit Committees.

Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by PCAOB Auditing Standard No. 16, and the Audit Committee discussed with the independent registered public accounting firm that firm's independence. The Audit Committee also considered whether the provision of any non-audit services was compatible with maintaining the independence of KPMG LLP as the Company's independent registered public accounting firm.

Based upon the Audit Committee's discussions with management and the independent registered public accounting firm and the Audit Committee's review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Report on Form 10-K for the fiscal year ended February 1, 2014 filed with the SEC.

Members of the Audit Committee

Lisa W. Wardell, Chair
William F. Sharpe, III
Paul L. Snyder
Patricia A. Stensrud

Independent Registered Public Accounting Firm Fees

PricewaterhouseCoopers LLP ("PwC") served as our independent registered public accounting firm from 1991 to June 6, 2011. On June 6, 2011, the Audit Committee selected KPMG LLP ("KPMG") as our independent registered public accounting firm. The following table presents the fees for services provided by PwC and KPMG for Fiscal 2013 and for Fiscal 2012.

	Fiscal 2013		Fiscal 2012
Audit Fees	$498,300	(1)	$518,379	(2)
Audit-Related Fees	13,000	(3)	12,890	(4)
All Other Fees	105,500	(5)	—
Total	$616,800		$531,269

(1)	Consists of $474,800 in fees provided by KPMG and $23,500 in fees provided by PwC.

(2)	Consists of $494,879 in fees for services provided by KPMG and $23,500 in fees for services provided by PwC.

(3)	Consists solely of fees for services provided by KPMG.

(4)	Consists of $6,250 in fees for services provided by KPMG and $6,640 in fees for services provided by PwC.

(5)	Consists of $78,400 in fees for services provided by KPMG and $27,100 for services provided by PwC.

Audit Fees consist of professional services rendered for the integrated audit of (a) our annual consolidated financial statements, (b) statutory and regulatory audits, consents and other services related to SEC matters, and (c) the effectiveness of internal control over financial reporting and the review of interim consolidated financial statements for each quarter.

Audit-Related Fees consist of professional services rendered in connection with regulatory filing reviews and the Company’s equity incentive plans.

All Other Fees relate to fees paid to KPMG for services with respect to our enterprise risk assessment analysis and the requirements under the conflict minerals regulations; and fees paid to PwC for consents associated with S-3 and S-8 filings with the SEC. The services provided by KPMG did not impact KPMG’s independence during Fiscal 2013.

Auditor Services Pre-Approval Policy

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for us by our independent registered public accounting firm prior to the firm's engagement for such services. The Audit Committee has adopted a practice under which the Audit Committee established pre-approved categories of non-audit services that may be performed by our independent registered public accounting firm during the fiscal year. All fees paid to KPMG and PwC for services in the Fiscal 2013 and in Fiscal 2012 were approved by the Audit Committee or Audit Committee Chair prior to the services being rendered.

ITEM 5 — RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected KPMG to serve as our independent registered public accounting firm for the fiscal year ending January 31, 2015. In April 2011, the Audit Committee requested management to solicit proposals for audit services for Fiscal 2011. Based on the materials submitted and after discussion, including presentations by two of the firms who submitted proposals, on June 6, 2011 the Audit Committee dismissed PwC as our independent registered public accounting firm (which had served as our independent registered public accounting firm since 1991) and appointed KPMG as our independent registered public accounting firm beginning for Fiscal 2011.

While it is not required to do so, our Board is submitting the selection of KPMG for ratification in order to ascertain the views of our stockholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of KPMG are expected to be present at the Annual Meeting, will be available to answer stockholder questions and will have the opportunity to make a statement if they desire to do so.

Board Recommendation

The Board recommends that you vote FOR ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2015. Proxies will be voted FOR ratification of this selection unless otherwise specified.

SECURITY OWNERSHIP

Beneficial Ownership of Directors, Director Nominees and Executive Officers

The following table shows how many shares of our common stock were beneficially owned as of May 1, 2014 by each of our directors, director nominees and the NEOs and by all of our directors, director nominees and executive officers as a group. Except as otherwise provided, all of the stockholders listed in the table have sole voting and investment power with respect to the shares owned by them, and such shares are not subject to any pledge.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Common Stock Outstanding
Mark A. Cohn	120,000		*
Anne L. Jones	186,445		*
David A. Levin	64,946		*
William F. Sharpe, III	71,406		*
Paul L. Snyder	142,411	(3)	*
Patricia A. Stensrud	40,956		*
Lisa W. Wardell	81,232		*
LuAnn Via	1,020,000		2.8%
Peter G. Michielutti	54,309		*
Monica L. Dahl	178,228		*
Luke R. Komarek	170,132		*
Michelle L. Rice	80,585		*
Directors, Director Nominees and Executive Officers as a group (14 persons)	2,287,154		6.3%

* Less than 1%

(1)
The amounts listed include 10,401 shares of restricted stock that are scheduled to vest within 60 days from May 1, 2014 for each of Mr. Cohn, Ms. Jones, Mr. Levin, Mr. Sharpe, Mr. Snyder, Ms. Stensrud and Ms. Wardell; and for all directors, director nominees and executive officers as a group, 72,807.

(2)
The amounts listed include the following number of shares of common stock for which the directors and executive officers have the right to acquire beneficial ownership within 60 days from May 1, 2014, through the exercise of stock options: Mr. Cohn, 70,000; Ms. Jones, 66,000; Mr. Snyder, 27,000; Ms. Wardell, 14,000; Ms. Via, 1,000,000; Mr. Michielutti, 34,585; Ms. Dahl, 147,936; Mr. Komarek, 134,272; Ms. Rice, 70,941; and all directors, director nominees and executive officers as a group, 1,632,171.

(3)	Includes 105,010 shares held jointly with Mr. Snyder's spouse.

Beneficial Owners of More than Five Percent of Our Common Stock

Based on filings made under Section 13(d) and Section 13(g) of the Exchange Act as of May 1, 2014, the persons known by us to be beneficial owners of more than 5% of our common stock were as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	3,747,311	(1)	10.3%
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	3,439,997	(2)	9.4%

(1)
This information is based on a Schedule 13G filed with the SEC on February 7, 2014, by BlackRock, Inc. in its capacity as a parent holding company or control person reporting information as of December 31, 2013. BlackRock, Inc. has sole voting power over 3,699,433 shares and sole dispositive power over 3,747,311 shares. BlackRock Fund Advisors, a subsidiary of BlackRock, Inc., beneficially owns 5% or greater of the outstanding shares being reported.

(2)
This information is based on a Schedule 13G jointly filed with the SEC on February 10, 2014 by T. Rowe Price Associates, Inc. ("T. Rowe Price"), an investment advisor, and T. Rowe Price Small-Cap Value Fund, Inc. reporting information as of December 31, 2013. T. Rowe Price has sole voting power over 334,660 shares and sole dispositive power over 3,439,997 shares. T. Rowe Price Small-Cap Value Fund, Inc. has sole voting power over 1,942,600 shares. These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 1,942,600 shares representing 5.3% of the shares outstanding), which T. Rowe Price Associates, Inc. ("Price Associates") serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors to file initial reports of ownership of our securities and reports of changes in ownership of our securities with the SEC. Based on our knowledge and on written representations from our executive officers and directors, we believe that all of our directors and executive officers complied with their filing requirements in Fiscal 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Code of Conduct provides that all employees and directors must avoid any activity that is or has the appearance of being hostile, adverse or competitive with us, or that interferes with the proper performance of their duties or responsibilities to us. Each director and executive officer is instructed to inform our Chief Compliance Officer when confronted with any situation that may be perceived as a conflict of interest, even if the person does not believe that the situation would violate our guidelines. Waivers of these conflict of interest rules with regard to a director or executive officer will require the prior approval of our Board or the Governance and Nominating Committee.

The Board also has adopted a written Related Person Transaction Policy under which the Audit Committee is responsible for reviewing, approving or ratifying transactions involving the Company and related parties. Under the policy, a "related person" includes our directors, director nominees, executive officers, beneficial owners of more than 5% of our common stock and their respective immediate family members. The policy applies to transactions in which the Company is a participant and a related person (or any entity in which a related person is an executive officer or general partner or in which one or more related parties together have a 10% or more ownership interest) has a direct or indirect interest and the amount involved is reasonably anticipated to exceed $15,000 in a fiscal year or in the case of employment of a related person, the annual salary of the related person exceeds $50,000. Under the policy, the Audit Committee reviews and considers a written summary of the related person transaction, which addresses, among other criteria, (i) the material terms of the transaction, including the amount payable or anticipated to be paid to the related person; (ii) the business purpose of the transaction; (iii) the benefits to the Company and the related person of the transaction; and (iv) whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction was negotiated on an arms' length basis and made under terms and conditions on the whole that are at least as favorable to the Company as would be available in a comparable transaction with or involving unaffiliated third parties. In determining whether the related person transaction should be approved, the Audit Committee also considers (i) whether the transaction would impair the judgment of a Board member or an executive officer to act in the best interests of the Company; and (ii) any other matters that the Audit Committee deems appropriate.

The SEC has specific disclosure requirements covering certain types of transactions that we may engage in with our directors, executive officers or other specified parties. Under the SEC rules, we are required to disclose if the Company or any of our subsidiaries was or is to be a participant in any transaction, or series of similar transactions, in which the amount involved exceeds $120,000, and in which any of our directors, director nominees, executive officers, beneficial owners of more than 5% of our common stock or any of their respective immediate family members had, or will have, a direct or indirect material interest.

The Company maintains a commercial relationship with G-III, of which Morris Goldfarb, who was one of our directors for a portion of Fiscal 2013, is the Chairman, Chief Executive Officer and beneficial owner of approximately 12.0% of its outstanding common stock. Mr. Goldfarb did not stand for re-election at the 2013 Annual Meeting of Stockholders. The consolidated gross revenues of G-III for its fiscal year ended January 31, 2014 were approximately $1.7 billion. In Fiscal 2013, the Company paid G-III approximately $1,216,327, consisting of payments for merchandise purchased from G-III and for its services as buying agent. The Audit Committee has reviewed these transactions with management and determined that they were entered into consistent with the standards and criteria set forth in our Related Person Transaction Policy.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in our proxy statement for the 2015 Annual Meeting of Stockholders, the written proposal must be received at our principal executive offices on or before January 13, 2015. The proposal should be addressed to Corporate Secretary, Christopher & Banks Corporation, 2400 Xenium Lane North, Plymouth, Minnesota 55441. The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

In accordance with our by-laws, in order to be properly brought before the 2015 Annual Meeting, a stockholder's notice of the matter the stockholder wishes to present, including a director nomination, must be delivered to our principal executive offices in Plymouth, Minnesota, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to Rule 14a-8 of the SEC) must be received no earlier than February 26, 2015, and no later than March 28, 2015.

ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

Our 2013 Annual Report to Stockholders, including financial statements for the fiscal year ended February 1, 2014, accompanies this proxy statement. Our Annual Report to Stockholders is also available on our website at www.christopherandbanks.com. Stockholders may obtain a copy of our 10-K Report, which is on file with the SEC, without charge by viewing the report on our website at www.christopherandbanks.com or by writing to Christopher & Banks Corporation, Attention: Corporate Secretary, 2400 Xenium Lane North, Plymouth, Minnesota 55441. Copies of any exhibits to the 10-K Report are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement, annual report or Notice of Availability, as applicable, addressed to those stockholders. This process, which is commonly referred to as "householding", potentially provides extra convenience for stockholders and cost savings for companies. Currently, only brokers household our proxy statements, transition reports and notices, delivering a single proxy statement, annual report or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice of Availability, or if you are receiving multiple copies of these documents and wish to receive only one, please contact us in writing at Christopher & Banks Corporation, Attention: Corporate Secretary, 2400 Xenium Lane North,

Plymouth, Minnesota 55441, or by telephone at (763) 551-5000. We will deliver promptly upon written or oral request a separate copy of our proxy statement, annual report and/or notice to a stockholder at a shared address to which a single copy of such documents was delivered.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting, the persons named as proxies will vote as they deem in our best interests.

By Order of the Board

LuAnn Via
President and Chief Executive Officer

May 13, 2014
Plymouth, Minnesota

APPENDIX A
CHRISTOPHER & BANKS CORPORATION
2014 STOCK INCENTIVE PLAN
Section 1.    Purpose

The purpose of the Plan is to further align the interests of officers and employees with those of the stockholders by providing incentive compensation opportunities tied to the performance of the Company and its Affiliates and by promoting increased ownership of Shares by those individuals. The Plan is also intended to advance the interests of the Company, its Affiliates and its stockholders by attracting, retaining, motivating and rewarding key personnel upon whose judgment, initiative and effort the successful operations and performance of the Company’s business is largely dependent.

Section 2.    Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)“Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(c)“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan (including a document in an electronic medium) executed in accordance with the requirements of Section 9(b).

(d)“Board” shall mean the Board of Directors of the Company.

(e)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f)“Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b‑3 and an “outside director” within the meaning of Section 162(m).

(g)“Company” shall mean Christopher & Banks Corporation, and any successor corporation.

(h)“Director” shall mean a member of the Board.

(i)“Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(j)“Eligible Person” shall mean any person who is an employee or officer of the Company or any Affiliate, or any person to whom an offer of employment with the Company or any Affiliate is extended, as determined by the Committee, but excluding any person who is a non-employee Director.

(k)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)“Fair Market Value” with respect to one Share as of any date shall mean (a) if the Share is listed on the New York Stock Exchange or any other established stock exchange, the price of one Share at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of Shares shall have occurred on such date, on the next preceding date on which there was a sale of Shares; (b) if the Shares are not so listed on the New York Stock Exchange or any other established stock exchange, the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes for a Share; or (c) if the Shares are not publicly traded as of such date, the per share value of a Share, as determined by the Board, or any duly authorized Committee of the Board, in its sole discretion, by applying principles of valuation with respect thereto.

(m)“Full Value Award” shall mean any Award other than an Option, Stock Appreciation Right or similar Award, the value of which is based solely on an increase in the value of the Shares after the date of grant of such Award.

(n)“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(o)“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(p)“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase shares of the Company.

(q)“Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(r)“Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(s)“Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(t)“Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit, channel, merchandise category or line of business basis:

•	net sales;

•	net sales per foot;

•	sales penetration;

•	net sales per employee;

•	net sales growth;

•	same-store sales growth;

•	operating income (before or after taxes);

•	pre- or after-tax income (before or after allocation of corporate overhead and bonus);

•	earnings per share;

•	gross profit;

•	earnings (including earnings before taxes, earnings before interest and taxes, and/or earnings before interest, taxes, depreciation and amortization);

•	operating margins;

•	merchandise margins;

•	gross margins;

•	gross margin return on inventory;

•	inventory turns;

•	inventory levels on a comparative basis;

•	return on equity;

•	total stockholder return;

•	return on assets or net assets;

•	appreciation in and/or maintenance of the price of shares, or any other publicly traded securities, of the Company;

•	price-to-earnings ratio;

•	economic value-added models or equivalent metrics;

•	comparisons with one or more stock market indices;

•	comparisons with one or more peer group indices or peer group metrics;

•	return on capital (including return on total capital or return on invested capital);

•	reductions in costs, including reductions in net store lease costs and/or reductions in net store rental costs;

•	return on investments;

•	cash flow, cash flow from operations or cash flow per share (before or after accounting for any or all of the following: dividends, income tax payments or refunds, capital expenditures);

•	expense ratios;

•	total expenditures, improvement in or attainment of expense levels or working capital levels;

•	cash and cash equivalents;

•	debt reductions;

•	stockholder equity;

•	raising capital;

•	market share;

•	net new store openings;

•	growth in number of stores or growth in total square footage;

•	store traffic levels;

•	transactions per store;

•	sales conversion;

•	average dollar sale;

•	employee turnover;

•	private label credit card customers (“plcc”) and plcc sales and sales growth; and

•
implementation, completion or attainment of measurable objectives with respect to (i) strategic plan development and/or implementation, (ii) tactical plans, (iii) sales plan, (iv) financial or operational metrics, (v) annual operating budgets, (vi) establishing and/or maintaining multiple vendors and/or sourcing providers, (vii) products or projects, (viii) acquisitions and divestitures, and (ix) recruiting, retaining and developing personnel.

Each such Performance Goal may be based (i) solely by reference to absolute results of individual performance or organizational performance at various levels (e.g., the Company’s performance or the performance of a subsidiary, division, channel, business segment or business unit of the Company) or (ii) upon organizational performance relative to the comparable performance of other companies selected by the Committee. To the extent consistent with Section 162(m), the Committee may, when it establishes performance criteria, also provide for the exclusion of charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (X) asset-write downs, litigation or claim judgments or settlements, reorganizations, the impact of acquisitions and divestitures, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (Y) foreign exchange gains and losses or an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (Z) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (or other accounting principles which may then be in effect). To the extent that Section 162(m) of the Code or applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without disclosing to stockholders and obtaining stockholder approval of such changes and without thereby exposing the Company to potentially adverse tax or other legal consequences, the Committee shall have the sole discretion to make such changes without obtaining stockholder approval.

(u)“Plan” shall mean the Christopher & Banks Corporation 2014 Stock Incentive Plan, as amended from time to time.

(v)“Prior Stock Plan” shall mean the Christopher & Banks Corporation 2005 Stock Incentive Plan, as amended from time to time.

(w)“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(x)“Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(y)“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(z)“Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(aa)“Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(bb)    “Securities Act” shall mean the Securities Act of 1933, as amended.

(cc)    “Shares” shall mean shares of common stock, $0.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(dd)    “Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

(ee)    “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.    Administration

(a)Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement, subject to the limitations under Section 7; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, subject to the limitations under Section 7, (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property (but excluding promissory notes), or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, subject to the requirements of Section 409A and Section 6(g)(ix); (ix) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b)Delegation. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or Section 162(m). The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action were undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

(c)Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3, Section 162(m) or applicable corporate law.

Section 4.    Shares Available for Awards

(a)Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall equal:

(i)2,400,000 (the authorized net increase of Shares in connection with the adoption of the Plan), plus

(ii)any Shares subject to any outstanding award under the Prior Stock Plan that, after June 26, 2014, are not purchased or are forfeited or reacquired by the Company (including, with respect to any award of Restricted Stock or Restricted

Stock Units, any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation), or otherwise not delivered to the Participant due to termination or cancellation of such award. (On and after stockholder approval of this Plan, no awards shall be granted under the Prior Stock Plan, but all outstanding awards previously granted under the Prior Stock Plan shall remain outstanding and subject to the terms of the Prior Stock Plan.)

The aggregate number of Shares that may be issued under all Awards under the Plan shall be reduced by Shares subject to Awards issued under the Plan in accordance with the Share counting rules described in Section 4(b) below. When determining the Shares added to and subtracted from the aggregate reserve under paragraphs (i) and (ii) above, the number of Shares added or subtracted also shall be determined in accordance with the Share counting rules described in Section 4(b) below (including, for avoidance of doubt, the fungibility ratio and Share recycling rules).

(b)Counting Shares. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. For purposes of determining the number of Shares covered on the date of grant by an Option or a Stock Appreciation Right, the aggregate number of Shares with respect to which the Option or Stock Appreciation Right is to be exercised shall be counted against the number of Shares available for Awards under the Plan (without regard to the number of actual Shares issued upon exercise or settlement). With respect to any Full Value Award, the number of Shares available for Awards under the Plan shall be reduced by 1.75 Shares for each Share covered by the Full Value Award. Notwithstanding the foregoing, Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including, with respect to an award of Restricted Stock or Restricted Stock Units, any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation, whether or not dividends have been paid on such Shares), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted pursuant to Section 4(b) of the Plan against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

Notwithstanding anything to the contrary in this Section 4(a), the following Shares will not again become available for issuance under the Plan: (i) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6(a)(iii)(B) or any Shares tendered in payment of the exercise price of an Option; (ii) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right; (iii) Shares covered by a Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (iv) Shares that are repurchased by the Company using Option exercise proceeds.

(c)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be rounded down to the nearest whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(d)Award Limitations Under the Plan. No Eligible Person may be granted any Award or Awards for more than 600,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year.

Section 5.    Eligibility

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.    Awards

(a)    Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than one-hundred (100%) of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii)Option Term. The term of each Option shall be fixed by the Committee at the time of grant but shall not be longer than ten (10) years from the date of grant.

(iii)Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms, including, but not limited to, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(A)Promissory Notes. Notwithstanding the foregoing, the Committee may not accept a promissory note as consideration.

(B)Net Exercises. The Committee may, in its discretion, permit an Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if any, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.

(iv)Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A)The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B)All Incentive Stock Options must be granted within ten (10) years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.

(C)Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than ten (10) years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five (5) years from the date of grant.

(D)The purchase price per Share for an Incentive Stock Option shall be not less than one-hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than one-hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E)Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b)    Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than one-hundred percent (100%) of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the term limitation in Section 6(a)(ii) applicable to Options). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)    Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(e).

(ii)Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book-entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii)Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by such Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d)    Performance Awards. The Committee is hereby authorized to grant, to Eligible Persons, Performance Awards that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m). A Performance Award granted under the Plan (i) may be denominated or payable in Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective Performance Goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Performance Awards shall be conditioned solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m), as described below.

(i)Timing of Designations; Duration of Performance Periods. For each Performance Award, the Committee shall, not later than ninety (90) days after the beginning of each performance period, (i) designate all Participants for such performance period and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more of the Performance Goals, the outcome of which is substantially uncertain at the time the Committee actually establishes the Performance Goal. The Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period of less than twelve (12) months, in no event shall a performance goal be considered to be pre-established if it is established after twenty-five percent (25%) of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed. To the extent required under Section 162(m), the terms of the objective performance factors must preclude discretion to increase an amount paid in connection with an Award, but may permit discretion to reduce such amount.

(ii)Certification. Following the close of each performance period and prior to payment of any amount to a Participant with respect to a Performance Award, the Committee shall certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that performance period are to be based.

(e)    Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights to such Eligible Persons, and (ii) no dividend or Dividend Equivalent payments shall be made to a Participant with respect to any Award prior to the date on which all conditions or restrictions relating to such Award (or portion thereof to which the dividend or Dividend Equivalent relates) have been satisfied, waived or lapsed.

(f)    Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for consideration having a value equal to at least one-hundred percent (100%) of the Fair Market Value of such Shares, or other securities on the date the purchase right is granted. The consideration paid by the Participant may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof (other than promissory notes), as the Committee shall determine.

(g)    General.

(i)Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii)Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities (but excluding promissory notes), other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv)Term of Awards. Subject to Section 6(a)(iv)(C), the term of each Award shall be for a period not to exceed ten (10) years from the date of grant.

(v)Limits on Transfer of Awards. Except as otherwise provided by the Committee in its discretion and subject to such additional terms and conditions as it determines, no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. If the Committee does permit the transfer of an Award other than a fully vested and unrestricted Share, such transfer shall be for no value and in accordance with the rules of Form S-8. The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.

(vi)Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(vii)Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units, Performance Award or Other Stock-Based Award in exchange; or (iii) repurchasing the underwater Option or Stock Appreciation Right. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Option or Stock Appreciation Right is less than the exercise price.

(viii)Acceleration of Vesting or Exercisability. No Award Agreement shall accelerate the exercisability of any Award or the lapse of restrictions relating to any Award in connection with a change-in-control event unless such acceleration occurs upon the consummation of (or effective immediately prior to the consummation of, provided that the consummation subsequently occurs) one of the following events:

(A)the occurrence of an acquisition by an individual, entity or group (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of a percentage of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (but excluding (i) any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company), (ii) any acquisition by the Company or an Affiliate and (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) (an “Acquisition”) that is thirty percent (30%) or more of the Company's then outstanding voting securities;

(B)at any time during a period of two (2) consecutive years or less, individuals who, at the beginning of such period, constitute the Board (and any new directors whose election to the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease, for any reason (except for death, disability or voluntary retirement), to constitute a majority thereof;

(C)the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of the Company's voting securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power of the Company's voting securities (or the voting securities of the surviving entity) outstanding immediately after such merger, consolidation or reorganization;

(D)the sale or other disposition of all or substantially all of the assets of the Company; or

(E)the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(ix)Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a change-in-control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change-in-control, disability or separation from service meet the definition of a change in ownership or effective control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six (6) months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

Section 7.    Amendment and Termination; Corrections

(a)Amendments to the Plan and Awards. The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may, (except as expressly provided in the Plan) adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan without the written consent of the Participant or holder thereof. Any amendment to this Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. For greater certainty and without limiting the foregoing, the Board may amend, suspend, terminate or discontinue the Plan, and the Committee may amend or alter any previously granted Award, as applicable, without obtaining the approval of stockholders of the Company in order to:

(i)amend the eligibility for, and limitations or conditions imposed upon, participation in the Plan;

(ii)amend any terms relating to the granting or exercise of Awards, including but not limited to terms relating to the amount and payment of the exercise price, or the vesting, expiry, assignment or adjustment of Awards, or otherwise waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively;

(iii)make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to Awards necessary or desirable to avoid any adverse tax results under Section 409A, and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof); or

(iv)amend any terms relating to the administration of the Plan, including the terms of any administrative guidelines or other rules related to the Plan.

For greater certainty, prior approval of the stockholders of the Company shall be required for any amendment to the Plan or an Award that would:

(v)require stockholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange or any other securities exchange that are applicable to the Company;

(vi)increase the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(vii)increase the number of shares or value subject to the limitations contained in Section 4(d) of the Plan or otherwise cause Section 162(m) to become unavailable with respect to the Plan;

(viii)permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6(g)(vii) of the Plan;

(ix)permit the award of Options or Stock Appreciation Rights at a price less than one-hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of the Plan; or

(x)increase the maximum term permitted for Options and Stock Appreciation Rights as specified in Section 6(a)(ii) and Section 6(b).

(b)Corporate Transactions. In the event of any reorganization, merger, consolidation, split‑up, spin‑off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion, provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof:

(i)either (A) termination of any Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the Award or realization of the Participant’s rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Participant’s rights, then the Award may be terminated by the Company without any payment) or (B) the replacement of the Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii)that the Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)that the Award shall (subject to Section 6(g)(viii)) be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or

(iv)that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the event.

(c)Correction of Defects, Omissions and Inconsistencies. The Committee may, without prior approval of the stockholders of the Company, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.    Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent necessary to satisfy minimum statutory withholding requirements) or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.    General Provisions

(a)No Rights to Awards. No Eligible Person, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company. An Award Agreement need not be signed by a representative of the Company unless required by the Committee. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(c)Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d)No Rights of Stockholders. Except with respect to Shares issued under Awards (and subject to such conditions as the Committee may impose on such Awards pursuant to Section 6(c)(i) or Section 6(e)), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

(e)No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(f)No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g)Governing Law. The internal law, and not the law of conflicts, of the State of Delaware shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(h)Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j)Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

(k)No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and unless an Award Agreement expressly provides otherwise, all fractional Shares and any rights thereto shall be canceled, terminated and otherwise eliminated without consideration.

(l)Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.    Clawback or Recoupment

All Awards under this Plan shall be subject to forfeiture or other penalties pursuant to any Company clawback policy, as may be adopted or amended from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee.

Section 11.    Effective Date of the Plan

The Plan was adopted by the Board on May 2, 2014. The Plan shall be subject to approval by the stockholders of the Company at the annual meeting of stockholders of the Company to be held on June 26, 2014, and the Plan shall be effective as of the date of such stockholder approval. On and after stockholder approval of the Plan, no awards shall be granted under the Prior Stock Plan, but all outstanding awards previously granted under the Prior Stock Plan shall remain outstanding and subject to the terms of the Prior Stock Plan.

Section 12.    Term of the Plan

No Award shall be granted under the Plan, and the Plan shall terminate, on May 2, 2024 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan; provided, however, that no Performance Award shall be granted under the Plan after the first stockholder meeting to occur in the fifth year following the year in which stockholders approved the Performance Goals unless and until the Performance Goals or the Plan is re-approved by the stockholders. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

APPENDIX B
CHRISTOPHER & BANKS CORPORATION
2014 ANNUAL INCENTIVE PLAN
Section 1. Establishment and Purpose

Christopher & Banks Corporation hereby establishes the Christopher & Banks 2014 Annual Incentive Plan for the purpose of authorizing the issuance of cash-based performance awards including, but not limited to, awards specifically intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

Section 2. Certain Definitions

Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

(a)    “Award” shall mean an award of performance-based compensation including, but not limited to, “qualified performance-based compensation” within the meaning of Section 162(m) that is granted pursuant to the terms of the Plan to a Participant.

(b)    “Board” shall mean the Board of Directors of the Company.

(c)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)    “Committee” shall mean the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan; each member of the Committee shall qualify as an “outside director” pursuant to the terms of Section 162(m).

(e)    “Company” shall mean Christopher & Banks Corporation and any successor corporation.

(f)    “Participant” shall mean any full-time officer or employee of the Company or any wholly-owned subsidiary of the Company, and any person to whom the Company or any such subsidiary shall have extended an offer of employment, and who is designated by the Committee to receive an Award.

(g)    “Performance Period” shall mean the period or periods established by the Committee during which any performance goals specified by the Committee with respect to such Award are to be measured.

(h)    “Plan” shall mean this Christopher & Banks Corporation 2014 Annual Incentive Plan.

(i)    “Section 162(m)” shall mean Section 162(m) of the Code, and all rules and regulations promulgated thereunder.

Section 3. Administration

This Plan shall be administered by the Committee. All questions of interpretation of this Plan shall be determined by the Committee, and each determination, interpretation or other action that the Committee makes or takes pursuant to the provisions of this Plan shall be conclusive and binding for all purposes and on all persons. Except as provided in this Section 3 and in Section 5, the Committee may delegate or redelegate and allocate or reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or employees, the authority and functions assigned to the Committee generally under this Plan, as the Committee may from time to time deem advisable. However, in no event shall any such delegation of authority be permitted with respect to Awards to any Participant who is subject to Section 162(m). Where necessary to comply with applicable provisions of the Company’s charter or by-laws, applicable law or stock exchange requirements, the Committee shall retain the exclusive authority to make determinations with respect to benefits under this Plan.

The Committee shall not be liable for any action or determination made in good faith with respect to this Plan.

Section 4. Performance-Based Cash Compensation

From time to time, the Committee may designate Participants to receive an Award or Awards granted pursuant to the Plan. Each Award granted under the Plan shall be payable only in cash. The following additional requirements shall apply to all Awards made to any Participant under the Plan:

(a)    Stockholder Approval of Plan. No Award shall be granted after the Company’s 2014 Annual Meeting of Stockholders unless the Plan shall have been approved by the stockholders of the Company at such meeting. Furthermore, no Award shall be granted after the first stockholder meeting to occur in the fifth year following the Company’s 2014 Annual Meeting of Stockholders unless and until the Plan is re-approved by the Company’s stockholders.
(b)    Business Criteria. The business criteria to be used for purposes of establishing performance goals for Awards shall be selected from among the alternatives listed below, unless and until the Company proposes for stockholder approval, and the Company’s stockholders approve, a change in the general business criteria set forth in this Section 4(b), the attainment of which may determine the amount, if any, of an Award. The following criteria may be selected individually, alternatively or in combination for any Award and may be applied on a corporate, subsidiary, division, business unit, channel, merchandise category or line of business basis:

•	net sales;

•	net sales per foot;

•	sales penetration;

•	net sales per employee;

•	net sales growth;

•	same-store sales growth;

•	operating income (before or after taxes);

•	pre- or after-tax income (before or after allocation of corporate overhead and bonus);

•	earnings per share;

•	gross profit;

•	earnings (including earnings before taxes, earnings before interest and taxes, and/or earnings before interest, taxes, depreciation and amortization);

•	operating margins;

•	merchandise margins;

•	gross margins;

•	gross margin return on inventory;

•	inventory turns;

•	inventory levels on a comparative basis;

•	return on equity;

•	total stockholder return;

•	return on assets or net assets;

•	appreciation in and/or maintenance of the price of shares, or any other publicly traded securities, of the Company;

•	price-to-earnings ratio;

•	economic value-added models or equivalent metrics;

•	comparisons with one or more stock market indices;

•	comparisons with one or more peer group indices or peer group metrics;

•	return on capital (including return on total capital or return on invested capital);

•	reductions in costs, including reductions in net store lease costs and/or reductions in net store rental costs;

•	return on investments;

•	cash flow, cash flow from operations or cash flow per share (before or after accounting for any or all of the following: dividends, income tax payments or refunds, capital expenditures);

•	expense ratios;

•	total expenditures, improvement in or attainment of expense levels or working capital levels;

•	cash and cash equivalents;

•	debt reductions;

•	stockholder equity;

•	raising capital;

•	market share;

•	net new store openings;

•	growth in number of stores or growth in total square footage;

•	store traffic levels;

•	transactions per store;

•	sales conversion;

•	average dollar sale;

•	employee turnover;

•	private label credit card customers (plcc) and plcc sales and sales growth; and

•
implementation, completion or attainment of measurable objectives with respect to (i) strategic plan development and/or implementation, (ii) tactical plans, (iii) sales plan, (iv) financial or operational metrics, (v) annual operating budgets, (vi) establishing and/or maintaining multiple vendors and/or sourcing providers, (vii) products or projects, (viii) acquisitions and divestitures, and (ix) recruiting, retaining and developing personnel.

Each of such performance goals may be based (i) solely by reference to absolute results of individual performance or organizational performance at various levels (e.g., the Company’s performance or the performance of a subsidiary, division, channel, business segment or business unit of the Company) or (ii) upon organizational performance relative to the comparable performance of other companies selected by the Committee. To the extent consistent with Section 162(m), the Committee may, when it establishes performance criteria, also provide for the exclusion of charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (X) asset-write downs, litigation or claim judgments or settlements, reorganizations, the impact of acquisitions and divestitures, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (Y) foreign exchange gains and losses or an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (Z) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (or other accounting principles which may then be in effect).

To the extent that Section 162(m) or other applicable tax and/or securities laws or regulations change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes and without thereby exposing the Company to potentially adverse tax or other legal consequences, the Committee shall have the sole discretion to make such changes without obtaining stockholder approval.

(c)    Limitation on Awards to Individual Participants. The maximum dollar value that may be certified by the Committee for payment to any Participant in any calendar year with respect to an Award or Awards granted hereunder is $2,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward this limitation for the applicable calendar year.

(d)    Timing of Designations; Duration of Performance Periods. For each Award, the Committee shall, not later than ninety (90) days after the beginning of each performance period, (i) designate all Participants (which may include designations of positions eligible for Awards) for such performance period, and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more of the criteria set forth in Section 4(b) above; provided that, with respect to such criteria, the outcome is substantially uncertain at the time the Committee actually establishes the goal. The Committee, or its delegate, shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period of less than twelve (12) months, in no event will a performance goal be considered to be pre-established if it is established after twenty-five (25) percent of the performance period (as scheduled in good faith at the time the goal is established) has elapsed. To the extent required under Section 162(m), the terms of the objective performance factors must preclude discretion to increase an amount paid in connection with an Award, but may permit discretion to reduce such amount.

(e)    Certification. Following the close of each performance period and prior to payment of any amount to a Participant with respect to an Award, the Committee shall certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that performance period are to be based.

(f)    Interpretation. Nothing in this Plan shall be interpreted to limit the Committee’s authority to grant any other awards to Participants, whether qualifying as or not qualifying as performance awards for purposes of Section 162(m), under the terms of any other incentive plan of the Company.

Section 5. Amendment and Termination of Plan

The Committee shall have the power to amend the Plan or terminate the Plan at any time, as a whole or with respect to any Participant or group of Participants, and any such amendment or Plan termination shall be binding on all Participants and their beneficiaries and all other parties in interest. In accordance with the Committee’s authority to amend or terminate the Plan, such amendment or termination may amend, alter, suspend, discontinue or terminate a Participant’s rights with respect to any outstanding Awards not yet certified by the Company, either prospectively or retroactively, without the consent of the Participant or beneficiary thereof.

Section 6. Effective Date of the Plan

The Plan shall be effective as of the date of its approval by the stockholders of the Company.

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